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                                                                    Exhibit 99.4

                                LICENSE AGREEMENT

      (HUMAN IVD, VETERINARY IVD, HLA TYPING, PATERNITY, DNA MANUFACTURING

                               AND PLASMA TESTING)

         This LICENSE AGREEMENT (Human IVD, Veterinary IVD, HLA Typing, Paternity, DNA Manufacturing and Plasma Testing) (the "AGREEMENT") is dated as of the 24th day of July, 2003, by and among IGEN INTEGRATED HEALTHCARE, LLC, a Delaware limited liability company having offices at 16020 Industrial Drive, Gaithersburg, Maryland 20877 ("IGEN"), F. HOFFMANN-LA ROCHE LTD, a Swiss limited liability company with its principal place of business at Grenzacherstrasse 124, CH-4070 Basle, Switzerland ("ROCHE/BASLE"), ROCHE DIAGNOSTICS GMBH, a German company with its principal place of business at Sandhofer Strasse 116, D-68305 Mannheim, Germany ("ROCHE/GERMANY") and ROCHE MOLECULAR SYSTEMS, INC., a Delaware corporation with its principal place of business at 4300 Hacienda Drive, Pleasanton, California 94588 USA ("ROCHE/USA") (Roche/Basle, Roche/Germany and Roche/USA shall hereinafter be referred to collectively (or separately as the context requires) as either "ROCHE" or "ROCHE") (hereinafter IGEN and Roche may separately be referred to as a "PARTY" or collectively referred to as "THE PARTIES").

                              W I T N E S S E T H:

         WHEREAS, Roche/Basle owns or controls all right, title and interest in and to certain patents and patent applications outside of the United States the claims of which are directed to aspects of PCR technology, and Roche/USA owns or controls all right, title and interest in and to corresponding patents and patent applications in the United States;

         WHEREAS, Roche/Germany owns or controls all right, title and interest in and to certain patents and patent applications both in the United States and outside of the United States the claims of which are directed to aspects of PCR technology;

         WHEREAS, IGEN is interested in, among other things, acquiring a worldwide license from Roche under certain of Roche's patents for the purpose of developing and commercializing PCR-based in vitro human diagnostic products for use in clinical diagnostic testing;

         WHEREAS, IGEN is also interested in acquiring a worldwide license from Roche under certain of Roche's patents for the purpose of developing and commercializing PCR-based paternity testing products for use in parentage determination;

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         WHEREAS, IGEN is also interested in acquiring a worldwide license from
Roche under certain of Roche's patents for the purpose of developing and commercializing PCR-based in vitro animal diagnostic products for use in animal testing; and

         WHEREAS, IGEN is also interested in acquiring licenses from Roche under certain of Roche's patents for other purposes described herein;

         WHEREAS, Roche is willing to grant such license to IGEN upon the following terms and conditions.

                                   AGREEMENT:

         NOW THEREFORE, for and in consideration of the covenants and undertakings hereinafter set forth, and in consideration for the granting of intellectual property rights to Roche and its Affiliates from IGEN pursuant to agreements between Roche and IGEN and their respective Affiliates, IGEN and Roche hereby agree as follows:

                                    ARTICLE 1

                                   DEFINITIONS

         In addition to other terms defined elsewhere herein, the following terms shall have the following meanings when used herein (any term defined in the singular shall have the same meaning when used in the plural and vice versa, unless stated otherwise):

1.1 "Affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person. The term "person" means any individual, firm, corporation, partnership, company, limited liability company, trust, joint venture, association, Governmental Entity or other entity. The term "Government Entity" means any domestic or foreign (whether a national, Federal, state, provincial, local or otherwise) government or any court of competent jurisdiction, agency or commission or other governmental authority or instrumentality, domestic or foreign. Neither Genentech Inc., 1 DNA Way, South San Francisco, California 94080-4990, USA, nor Chugai Pharmaceutical Co., Ltd, 1-9 Kyobashi 2-chome, Chuo-ku, Tokyo, 104-8301, Japan, shall be deemed an Affiliate of ROCHE for purposes of this Agreement. Meso Scale Diagnostics, LLC. ("MSD"), 9238 Gaither Road, Gaithersburg, Maryland, USA 20877, shall, at all times and notwithstanding any change in circumstance, be deemed an Affiliate of IGEN for purposes of this Agreement; provided, however, that Affiliates of MSD shall not necessarily be, and shall have to qualify independently from (e.g., not through or under) MSD as, Affiliates of IGEN. Meso Scale Technologies, LLC.

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         ("MST"), 9238 Gaither Road, Gaithersburg, Maryland, USA 20877, shall not be deemed an Affiliate of IGEN for purposes of this Agreement.

1.2 "Animal" means all animals, other than human, whether dead or alive or extinct, and specifically includes animal embryos but not human embryos.

1.3 "Animal Breeding Applications" means the analysis of biological specimens for the determination of genetic traits in Animals for the purpose of selective breeding of said Animals. Animal Breeding Applications specifically exclude testing for disease-related traits for the purpose of treating the test Animal for that disease.

1.4 "Animal Diagnostics Field" means use of products and diagnostic processes utilizing PCR solely for analyzing specimens taken from an Animal (excluding a Human), including without limitation, blood, bodily fluid or tissue, for the purpose of testing, with respect to that Animal, for a physiological or pathological state, a congenital abnormality, or the safety and compatibility of a treatment; monitoring therapeutic measures or for detecting: microorganisms or any other analyte associated with infectious and/or non-infectious diseases in Animals; Animal genetic diseases; genetic predisposition to disease in Animals, or genetic traits in Animals, including determining the sex of Animals, but specifically excluding Animal Identity Applications, Animal Breeding Applications, GMO Testing Applications, and testing performed on Animal tissue intended for use in xenotransplantation.

1.5 "Animal Identity Applications" means the analysis of biological specimens for the identification of individual Animals whether living, dead or extinct, or their remains, including, without limitation, parentage determination.

1.6 "Complete Diagnostic Kit" means a product dedicated for use in connection with the practice of PCR in the Licensed Fields as applicable, it being understood that a product shall be deemed to be so dedicated if it is either: (i) a product having a package insert indicating its use primarily in connection with the practice of PCR, or
         (ii) a product which by virtue of its design, operation or construction has no other substantial practical utility, and which product is comprised of, at a minimum, the essential active reagents for amplification (e.g., primers, nucleotides, enzymes, etc.) and the essential active reagents for detection (e.g., probes, labeled nucleotides, etc.; but does not necessarily include reagents necessary for performing electrochemiluminescence (e.g., tri-propyl amine (TPA)) of a target nucleic acid in the Licensed Fields, which reagents would include the oligonucleotides (i.e., primers and, if required, probes), nucleotides, enzymes, buffers and associated co-reactants essential to perform amplification and detection of nucleic acid using PCR. For purposes of this

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         Agreement IGEN shall only convey the necessary rights for End-Users to perform PCR-based testing services in the Licensed Fields with the Sale of a Complete Diagnostic Kit.

1.7 "Component System" means any products (e.g. kit, reagent or group of reagents), Sold together which will provide an End-User with the essential active reagents necessary to perform one or more of the following processes in connection with the practice of PCR:

         (a) Sample preparation, that is, the treatment of a sample in order to render a nucleic acid therein amplifiable: such a Component System may have as its essential active reagents, for example, the cell lysing, stabilization and/or precipitation reagents essential to expose and prepare DNA for amplification;

         (b) The amplification of one or more designated nucleic acid sequences: such a Component System may have as its essential active reagents, for example, the oligonucleotides and/or nucleotides, enzymes, buffers and associated co-reactants essential to perform amplification of nucleic acid using PCR; and/or

         (c) Detection, that is, the treatment or modification of an amplified nucleic acid so as to render it detectable, identifiable and/or quantifiable: such a Component System may include labelled primers, probes (including binding partners or reporter molecules), fluorescent intercalating or tagging agents, and any device provided therewith to enable the detection, identification or quantification of the nucleic acid.

1.8 "Diagnostic Services" means analyzing specimens taken from a human being or Animal, including without limitation, blood, bodily fluid or tissue, for the purpose of testing, with respect to that human being or Animal, for a physiological or pathological state, for a congenital abnormality, for safety and compatibility of a treatment or to monitor therapeutic measures or any use of PCR as a testing service to provide to a person data, results or interpretations of any application of PCR for purposes of therapy or diagnosis of an Animal or a human being, including, without limitation, clinical laboratory services, and parentage determination, whether or not a fee is charged for such services.

1.8A "DNA Manufacturing Field" means the manufacture in the United States, and the Sale worldwide, directly or through distributors, of DNA Products.

1.8B "DNA Products" means specific, individual DNA molecules produced by means of any method that practices PCR technology.

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1.9      "Distributors" means the distributors performing a bona fide distribution function to which IGEN or any of its Affiliates grants the right to Sell Licensed Products. IGEN's Affiliates shall not be deemed to be "Distributors" for purposes of this Agreement.

1.10 "Effective Time" shall have the meaning ascribed to that term in that certain Merger Agreement of even date herewith by and among, inter alia, IGEN International, Inc. and Roche Holding Ltd (the "Merger Agreement").

1.11 "End-Users" means the customers, including doctors, hospitals, testing and research institutions, which perform PCR (including diagnostic testing) and/or the detection of a target nucleic acid, and clinical and other laboratories, purchasing and using products sold pursuant to this Agreement.

1.11A "Expanded Test Process" means the method claims (if they are Valid Claims) of US 5,210,015 and 5,487,972, the method and reaction mixture claims 1-12 (if they are Valid Claims) of US 5,804,375, US 5,994,056 and US 6,171,785, the foreign counterparts thereto and any reissue and/or reexamination patent rights thereof.

1.12 "GMO Testing Applications" means the detection and/or analysis of nucleic acid sequences of Animals, including live animals, carcasses, meat and meat by-products, and materials derived therefrom, solely for the purpose of determining the presence of, or derivation from, Genetically-Modified Organisms. In this context, "Genetically-Modified Organism" shall mean an Animal in which the genetic material has been altered in a way that does not occur naturally by mating and/or natural recombination.

1.13 "HLA Typing" means genotyping of specific HLA loci in order to assess the probability of acceptance of a transplant of a human organ or tissue or bone marrow or other human component.

1.14 "Human Identity Field" means use of, and includes products and processes utilizing PCR for the sole purpose of determining human identity or distinguishing among human beings, whether living or dead. The term "Human Identity Field" shall include forensic testing for use in, or in preparation for, death investigations or other legal proceedings, but such term shall specifically exclude testing for tissue typing and the parentage determination.

1.15     "IGEN Sellers" means IGEN and its Affiliates and Distributors.

1.16 "Instrument" means an electrical, mechanical or electro-mechanical device which is intended to be used in connection with the practice of PCR.

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1.17     "In Vitro Human Diagnostics Field" means use of, and includes products and diagnostic processes utilizing, PCR for the measurement, observation or determination of attributes, characteristics, diseases, traits or other conditions of human beings for diagnostic purposes, including, without limitation:

         (a) Genetic testing, including determinations of genetic predisposition;

         (b)      Oncology and cancer predisposition testing;

         (c)      Testing for tissue typing;

         (d)      Infectious disease detection, confirmation and monitoring;

         (e)      Therapeutic drug monitoring; and

         (f)      Blood screening.

1.18 "Licensed Fields" means the Animal Diagnostics Field, the Paternity Field, HLA Typing, the In Vitro Human Diagnostics Field, the Plasma Testing Field, and the DNA Manufacturing Field.

1.19 "Licensed Patents" means the United States and foreign patents and patent applications of Roche listed in Exhibit "1" attached to this Agreement, as amended from time to time, including any other patents or patent applications that claim priority to one or more of the patents or patent applications listed in Exhibit 1 including corresponding foreign applications or patents; and any patents or patent applications that claim priority to one or more priority applications of one or more of the patents and patent applications listed in Exhibit 1 and any divisional, continuation, continuation-in-part, extensions, reissues, renewals, and re-examinations of such patents and patent applications, and any corresponding foreign counterparts of such patents and patent applications. In the event that a patent application or patent owned by Roche (with the right to license to IGEN), which includes a Valid Claim covering a PCR Related Invention and is entitled to an earliest priority date not later than five (5) years from the Effective Time, is not included in Exhibit 1, such patent application or patent shall be deemed automatically included on Exhibit 1 for the purposes of the Agreement as of the Effective Time, without any amendment of this Agreement or other further action required of the Parties. Notwithstanding anything to the contrary in this definition, Licensed Patents shall not include (a) any rights to inventions for biological and chemical target information such as nucleic acid sequences (e.g., specific primer and probe sequences) which the making, selling or using of would infringe a Valid Claim of a patent or patent application owned by Roche and available for license to IGEN

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         that is not listed on the version of Exhibit 1 attached to this
         Agreement as of the Effective Time; or (b) any rights (including any Valid Claims within the Licensed Patents) to inventions for Instruments and/or automation of PCR Related Inventions.

1.20 "Licensed Product" means any product (excluding in all cases stand alone enzyme reagents and Instruments) for use in connection with the practice of PCR and/or the detection of a target nucleic acid in the Licensed Fields (or (a) with respect to the DNA Manufacturing Field, shall mean DNA Products, (b) with respect to the HLA Typing Field, shall mean a reagent kit manufactured by IGEN or its Affiliates containing a thermostable DNA polymerase in combination with all such other reagents, enzymes or materials, whether packaged together or separately, as are necessary to perform a PCR-based assay for the HLA Typing Field), the manufacture, importation, use, offer for Sale or Sale of which would infringe a Valid Claim of Licensed Patents, made by, on behalf of or for IGEN or any of its Affiliates. Licensed Products include, but are not limited to, any of the following or a combination of any of the following:

         (a)      a Complete Diagnostic Kit; and/or

         (b)      a Component System; and/or

         (c) a reagent, accessory, device or system which is used or Sold to be used by End-Users in connection with the practice of PCR and/or the detection of a target nucleic acid, including the steps of sample preparation, amplification and/or detection; and/or

         (d) reagents Sold to be used by End-Users as replacement components in regards to a Component System.

         Licensed Products include Not Yet Approved or Not Yet Registered In Vitro Human Diagnostics Products.

1.20A "Licensed Test" means the performance of a Licensed PCR Test or a Licensed Expanded PCR Test by IGEN or its Affiliates in the Plasma Testing Field for the purpose of determining nucleic acid sequences of any one analyte in a Test Sample. Multiple performance of a Licensed Test for any one analyte at any one point in time in any one Test Sample, for reproducibility, shall be considered as one Licensed Test. Performance of a multiplex PCR test shall be treated as multiple Licensed Tests; e.g., one Licensed Test for each analyte targeted by the multiplex PCR test. See examples provided in Section 4.5B.

         a) "Licensed PCR Test" means the performance by IGEN or its Affiliates of an analytical procedure that uses one or more Test Processes.

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         b)       "Licensed Expanded PCR Test" means the performance by IGEN or its Affiliates of an analytical procedures that uses an Expanded Test Process in addition to one or more Test Processes.

1.21     "Net Sales" has the meaning set forth in Article 3 herein.

1.22 "Not Yet Approved or Not Yet Registered In Vitro Human Diagnostics Products" means Complete Diagnostic Kits and/or Component Systems which are Sold to End-Users who use them for diagnostic purposes and/or health care of a human subject and whose use is, in countries with an approval or registration process, not yet approved by a regulatory agency having jurisdiction over the Sale of such products regardless of whether the labeling and/or other written materials accompanying such products contain recommendations and/or instructions for such use. In countries without an approval or registration process, the labeling has to clearly identify the intended use of the product (e.g."For In Vitro Diagnostic Use"). The Parties agree that regulatory submissions for Not Yet Approved or Not Yet Registered In Vitro Human Diagnostic Products shall, in countries with an approval or registration process, if required, be filed not more than twenty-four (24) months after the first commercial Sale of such Not Yet Approved or Not Yet Registered In Vitro Human Diagnostic Product.

1.23 "Patent Rights" means the Valid Claims of patents and patent applications, including, without limitation: utility or design patents or patent applications which are original; divisional, continuation or continuation-in-part patents and patent applications; reexaminations, extensions and reissues of patents; and confirmation patents, importation patents, registration patents and patents of addition.

1.24 "Paternity Field" means analysis of human genetic material to ascertain whether two or more individuals are biologically related, but specifically excludes analysis of forensic evidence for a sexual assault investigation. The Paternity Field specifically excludes the Human Identity Field.

1.25 "PCR" means the technology involving the amplification of a nucleic acid sequence and the complement of that sequence by repeated cycles of oligonucleotide mediated, template directed synthesis involving the extension of a primer oligonucleotide by incorporation of monomeric nucleotide triphosphates whereby the sequence, its complement and subsequent synthetic copies thereof are repeatedly separated and used as templates for further cycles of synthesis.

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1.26     "PCR Related Invention" means any process, method, test, kit, reagent and/or group of reagents for performing or, by virtue of its design, operation and/or construction, has no other substantial practical utility than for performing, one or more of the following operations in connection with the practice of PCR:

         (a) Sample collection, preparation, transport and/or isolation of nucliec acid sequences from a sample, that is, the treatment of a sample in order to render a nucleic acid therein amplifiable and/or detectable, which may have as its essential active reagents, for example, the cell lysing, stabilization and/or precipitation reagents essential to expose and prepare DNA for amplification and/or detection; and/or

         (b) The amplification of one or more designated nucleic acid sequences using PCR, which may have as its essential active reagents, for example, the oligonucleotides and/or nucleotides, enzymes, buffers and associated co-reactants essential to perform amplification of nucleic acid using PCR; and/or

         (c) Detection, that is, the treatment or modification of nucleic acid amplified using PCR so as to render it detectable, identifiable and/or quantifiable: which may include as its essential active reagents labelled primers, probes (including binding partners or reporter molecules), and fluorescent intercalating or tagging agents; and/or

         (d) The synthesis, purification, labeling, and/or immobilization of nucleic acid probes used in PCR (i.e., one or more compounds that is/are: (y) composed of one or more nucleotides or analogs thereof; or (z) capable of binding with one or more nucleotides or analogs thereof); and/or

         (e)      The control of contamination.

1.26A "Plasma Testing Field" means the performance of a Licensed Test solely for screening blood or blood products and/or quality control purposes at various stages in the production of blood products, and shall specifically exclude any use of a test result for diagnostic or treatment of disease in any particular individual. IGEN and its Affiliates may notify potentially infected donors of the results of Licensed Tests when either (a) such notifications required by law or governmental regulation, or (b) such potentially infected person is charged a fee by IGEN or its Affiliates for such notification. When potentially infected donors are notified in accordance with either (a) or (b) above, such notification shall not be considered as use of a test result for diagnosis or treatment of disease in any particular individual.

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1.27     "Reagent Agreement Plan" or "RAP" means a program (whether known as a
         Reagent Agreement Plan, Reagent Rental Plan or other successor or similar plan) for the Sale of one or more Component Systems in conjunction with the supply of an Instrument whereby the price for such Royalty Product includes the acquisition cost or leasing cost of an Instrument, the cost of servicing such Instrument, interest charged for the financing of such Instrument, and/or other items of cost recovery in connection with the supply of such Instrument.

1.28 "Research Collaborator" means a Third Party performing research and development for IGEN and/or its Affiliates under a contract with IGEN and/or any of its Affiliates, which contract:

         (a) Provides that the work performed by such Third Party under the contract (which shall include a protocol) is directed toward the development of Licensed Products; and

         (b) Provides that the reagents necessary to perform the work under the contract are supplied free of charge by IGEN or its Affiliates and requires that such reagents may be used only for the development of Licensed Products and that any reagents not consumed in performing the work under the contract either be returned to IGEN and its Affiliates or be disposed of as laboratory waste.

1.29 "Roche Patented Enzyme" means any enzyme the manufacture, use or Sale of which would Infringe a Valid Claim of a Roche patent within Licensed Patents, provided that such Valid Claim is a composition of matter claim.

1.30 "Royalty Payment Period" means the period beginning on the Effective Time and ending on the expiration of the current calendar quarter and each calendar quarterly period thereafter.

1.31 "Royalty Product" means (a) any Licensed Product Sold for use in the In Vitro Human Diagnostics, Animal Diagnostics, HLA Typing and Paternity Testing Fields, (b) any Licensed Product made in the DNA Manufacturing Field, (c) any Instrument, accessory, device or system made by, on behalf of or for IGEN or any of its Affiliates and Sold (whether or not pursuant to or in connection with a RAP) for use with Licensed Product(s) in the Licensed Field(s) where the manufacture, importation, use, offer for Sale or Sale of Instrument, accessory, device or system would infringe a granted or issued Valid Claim of Licensed Patents, and
         (d) the performance of Licensed Tests internally for screening of IGEN's or its Affiliates' own blood products.

1.32 "Sale" means the act of selling, leasing or otherwise placing or distributing (including by means of Reagent Agreement Plans).

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1.33     "Sell" means to make or cause to be made a Sale.

1.34     "Sold" means to have made or caused to be made a Sale.

1.34.1   "Territory" includes all countries of the world.

1.34.2 "Test Process" means with respect to the Plasma Testing Field (a) the polymerase chain reaction process covered by the method claims of US 4,683,195 and 4,683,202, the foreign counterparts thereof and any reissue and/or reexamination patent rights thereof, (b) the reverse transcription process covered by the method claims of US 5,407,800, US 5,322,770 and US 5,310,652, the foreign counterparts thereof and any reissue and/or reexamination patent rights thereof, or (c) the method claims of US 5,008,182, US 5,176,995 and US 5,219,727, and claims 1-4,
         8, 9 and 15-18 of US 5,476,774, the foreign counterparts thereof and any reissue and/or reexamination patent rights thereof.

1.34.3 "Test Sample" means human blood or plasma or any product derived therefrom.

1.35 "Third Party" means any person that is neither a Party to this Agreement nor an Affiliate of any Party to this Agreement.

1.36 "Valid Claim" shall mean in any country the claim of a patent or pending patent application which (a) has not expired, (b) has not been disclaimed or (c) has not been revoked, held invalid or otherwise declared unenforceable by a tribunal of competent jurisdiction over such claim in such country from which no further appeal has or may be taken.

                                    ARTICLE 2

                                     GRANTS

2.1      Grant of License by Roche to IGEN.

         (a) Subject to the terms and conditions of this Agreement, Roche grants to IGEN and its Affiliates, a non-exclusive worldwide right and license under the Licensed Patents as follows:

                  (i) to make, have made, import, use, offer to Sell and Sell Licensed Products in the Licensed Fields in the Territory, and authorize End-Users to perform Diagnostic Services using such Licensed Products in the Licensed Fields in

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                           accordance with the label license provided with the
                           purchase of such Licensed Products as set forth in
                           Article 5 below (the "LABEL LICENSE").

                  (ii) to grant a limited, non-transferable, royalty free sublicense under the Licensed Patents to Research Collaborators of IGEN and/or its Affiliates to practice PCR under their respective contracts with IGEN and/or its Affiliates, in accordance with the terms and conditions of this Agreement, solely for purposes of doing applied research and development, improvement, quality control and/or quality assurance for IGEN and/or its Affiliates of Licensed Products to be Sold or otherwise commercialized in the Licensed Fields in accordance with the other terms and conditions of this Agreement; and

                  (iii) to use PCR technology internally at IGEN or its Affiliates for the research, development, improvement and quality control and quality assurance of Licensed Products for Sale in the Licensed Fields, and to practice PCR technology solely in the United States to make Licensed Products in the DNA Manufacturing Field; and

                  (iv) to perform Licensed Tests within the Plasma Testing Field within the Territory for internal use only.

2.2 Sublicensing. Except as provided in Section 2.1(a)(ii), neither IGEN nor any of its Affiliates may sublicense any rights granted under this Agreement or convey any implied license except through valid Label Licenses.

2.3 Restrictions. Notwithstanding the foregoing, IGEN understands and agrees that the above licenses to IGEN and its Affiliates shall not include:

         (a) the right to grant sublicenses or to convey any implied licenses, except to the limited extent expressly provided in Sections 2.1(a)(ii) and 2.2 and Article 5;

         (b) the right to Sell Roche Patented Enzymes (stand alone) for use with Component Systems made by or for IGEN or its Affiliates;

         (c) the right to convey with the Sale of any enzyme, Instrument or other product on a stand-alone basis, i.e. independent of the Sale of a Component System or a Complete Diagnostic Kit which has a Label License bearing the legends set forth in Article 5, the right to practice any process, method or test covered by a Valid Claim of any of the Licensed Patents;

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         (d)      the right to "have made" Roche Patented Enzymes;

         (e) the right to "have made" Licensed Products (other than Roche Patented Enzymes) by a Third Party (except as permitted by
                  Section 2.4 below), and provided further that:

                  (i) all of such products so manufactured by such Authorized Third Party carry IGEN's or its Affiliates' own name and those trademarks, tradenames, brand names and/or labels that IGEN or its Affiliates is using on such products when Sold by IGEN or its Affiliates and, in the event that any such products also carry the name of such Authorized Third Party, it shall be only to the effect that such Authorized Third Party manufactured such product, or a part thereof, for IGEN or its Affiliates and is otherwise consistent, including by its size and location, with recognition of the product as an IGEN (or its Affiliate's) product; and

                  (ii) all such products so manufactured by such Authorized Third Party are purchased by or otherwise transferred to IGEN or its Affiliates and/or otherwise sold by IGEN or its Affiliates to End-Users; and

                  (iii) such Authorized Third Party manufacturing for IGEN shall not be a seller or distributor of unlicensed products (which products Infringe Valid Claims of the Licensed Patents) in connection with the manufacturing operations for IGEN;

         (f) the right, under Licensed Patents, for IGEN or its Affiliates to perform or otherwise engage in Diagnostic Services, other than clinical trials performed by or on behalf of IGEN or its Affiliates for purposes of clinical research and development of Licensed Products or the registration of Licensed Products; or

         (g) the right to convey the necessary rights for End-Users to perform PCR based Diagnostic Services under the Licensed Patents in the Licensed Fields, except in conjunction with the Sale of a Complete Diagnostic Kit.

2.4      Included Rights.

         (a)      The rights and licenses granted in Section 2.1 hereof include:
                  (i) the right of IGEN or its Affiliates to grant to its distributors, contract manufacturers, toll manufacturers, component suppliers, leasing agents and other third parties engaged by IGEN or its Affiliates to assist IGEN or its Affiliates in commercializing the intellectual property rights licensed hereunder (the "Authorized Third Parties") immunity from suit under the licensed intellectual property rights, and
                  (ii) the right of IGEN or its Affiliates to grant immunity from suit under the licensed intellectual property rights to IGEN's or
                                      -13-
                  its Affiliate's customers for use or subsequent sale of the Licensed Products, in each case only as permitted within the limitations of this Agreement.

         (b) No rights are licensed or deemed licensed to IGEN or its Affiliates hereunder or in connection herewith, other than those rights specifically licensed to IGEN or its Affiliates in Section 2.1 or 2.3(e) above and as permitted in this
                  Section 2.4.

2.5 Grant Back Licenses/Additional Licenses. At the request of Roche, IGEN shall enter into good faith negotiations with Roche for a worldwide, royalty-bearing, field-limited, non-exclusive license agreement with respect to IGEN Patent Rights claiming PCR Related Inventions. At the request of IGEN, Roche shall enter into good faith negotiations with IGEN with respect to a license under Licensed Patents for fields other than the Licensed Field ("Other Field(s)") when Roche has the right to grant such license in such Other Field(s) to IGEN and Roche makes it a practice to license such Other Fields to Third Parties.

                                    ARTICLE 3

                                    NET SALES

3.1 Calculation of Net Sales. Net Sales with respect to the Sale of Royalty Products for use in the Licensed Fields, other than the Plasma Testing Field, by an IGEN Seller to End-Users shall mean the gross invoice price to End-Users for such Royalty Products, less: (a) deductions for allowances, discounts, including cash discounts, and returns all to the extent customarily given in the trade by the IGEN Seller (except that discounts, credits or similar allowances provided to purchasers of Royalty Products in consideration of the purchaser's agreement to purchase non-Royalty Products shall not be deducted), (b) sales taxes, duties and transportation, if separately stated on the invoice, (c) amounts repaid or credited by reason of rejection or return, (d) outbound transportation costs prepaid or allowed and costs of insurance in transit and handling charges (or other similar charges), and/or (e) compulsory payments and rebates to Third Parties related to the Sale of the Licensed Products paid or payable pursuant to agreements (including, without limitation, managed care agreements) or governmental regulations.

3.2 Distributor Net Sales. In the event Royalty Products are Sold to Distributors and IGEN cannot obtain accurate and complete Net Sales for Sales by the Distributors to the End Users of such Royalty Products, then IGEN may use the gross invoice price for the Sale of Royalty Products by IGEN or its Affiliates to the Distributors, less the allowable adjustments as set forth in 3.1 above, multiplied by 1.67 as the Net Sales for such Royalty Products.

3.3 RAP Sales. In the case of the Sale under a Reagent Agreement Plan of a Component System, the Net Sales of such Component System shall be reduced by a percentage ("RAP DEDUCTION") to allow for deduction of non-manufactured service charges included in such Net Sales, including such charges as interest for the financing of Instruments supplied and the cost of Instrument service. The RAP Deduction (a) shall be determined by IGEN according to generally accepted accounting principles prior to the first commercial Sale of such Component System and shall be subject to the reasonable acceptance of Roche, and (b) shall be adjustable by IGEN, but not more than once per calendar year, and subject to reasonable acceptance by Roche.

3.4 Interaffiliate Transfers. If IGEN transfers any Royalty Product to an Affiliate which becomes the End-User, then the Net Sales of such Royalty Product shall be determined based the average Net Sales of such Royalty Product to all Third Party End-Users during the accounting period or, if no average Net Sales of such Royalty Product is available for such period, at a reasonable value based upon the average prices, as actually sold, of products available in the marketplace similar to such Royalty Product.

3.5      Royalty Products with Multiple Uses.

         (a) Where Royalty Products are Sold for use in connection with the practice of PCR, but are also used by End-Users for purposes other than in connection with the practice of PCR, the Net Sales of such Royalty Product shall be the proportion of the Net Sales thereof equal to the proportion of such Royalty Product's use in connection with the practice of PCR, provided that IGEN reasonably demonstrates to Roche the proportionate uses of such Royalty Product in accordance with generally accepted accounting principles.

         (b) Where the Royalty Product in subsection (a) above is an Instrument which is Sold independently of a Reagent Agreement Plan in a given Royalty Payment Period, then the royalties payable on the Net Sales of such Instruments shall equal the Net Sales of such Instruments multiplied by the fraction A/B where A is the number of assays Sold for use in such Instruments in such period involving the practice of PCR, and B is the aggregate number of assays of all types Sold for use in such Instruments in such period.

                                    ARTICLE 4

                           CONSIDERATION AND PAYMENTS

4.1 License Fee Due to Roche. IGEN shall pay to Roche a non-refundable, non-creditable license fee in the amount of FIFTY MILLIION DOLLARS (US $50,000,000) as follows:

         (a) IGEN shall pay to Roche/Basel a non-refundable, non-creditable license fee of TWENTY-FIVE MILLION DOLLARS (US $25,000,000) (the "Basel Fee") no later than two (2) Business Days following the Effective Time; and

         (b) IGEN shall pay to Roche/USA a non-refundable, non-creditable license fee of TWENTY-FIVE MILLION DOLLARS (US $25,000,000) (the "USA Fee") payable no later than two (2) Business Days following the Effective Time.

                  "Business Day" shall mean any day other than a Saturday, Sunday and any day on which the banks in Germany, Switzerland or the United States or the federal courts in the United States are permitted or required by applicable law to close.

                  The Basel Fee and the USA Fee shall be paid in US Dollars made by wire transfer to the following accounts:

                  Basel Fee:

                  UBS AG, Zurich, Switzerland
                  To the account of: F. Hoffmann-La Roche Ltd
                  Account No. 230-10345032.0
                  SWIFT Code: UBSWCHZH80A
                  With the reference: DI-PCI-9962

                  USA Fee:

                  Roche Molecular Systems, Inc.
                  Chase Manhattan Bank of New York
                  ABA No.: 02000021
                  Account No.: 32389657

4.2 Royalties Due to Roche/Basel for products Sold in the In Vitro Diagnostics Field. IGEN shall account to and pay to Roche/Basel for each Royalty Payment Period during the term of this Agreement a royalty equal to the percentages, listed below, of the Net Sales of Royalty

         Products that are (i) in the In Vitro Human Diagnostics Field, (ii) Sold in any of the European Union Member States, Switzerland, Norway, Liechtenstein or Iceland ("EUROPE"), and (iii) at the time of such Sale, covered by, or the use thereof is covered by, one or more Valid Claims of Licensed Patents in the country of Sale:

         (a)      12% until December 31, 2005; and

         (b)      6% thereafter.

4.3 Royalties Due to Roche/USA for products Sold in the In Vitro Human Diagnostics Field. IGEN shall account to and pay to Roche/USA for each Royalty Payment Period during the term of this Agreement a royalty equal to the percentages, listed below, of the Net Sales of Royalty Products that are (i) in the In Vitro Human Diagnostics Field, (ii) Sold in the United States, and (iii) at the time of such Sale, is covered by, or the use thereof is covered by, one or more Valid Claims of Licensed Patents in the United States:

         (a)      12% until December 31, 2005;

         (b)      8% from January 1, 2006 until December 31, 2010; and

         (c)      7% thereafter.

4.4 Other Royalties to Roche/Basel for products Sold in the In Vitro Human Diagnostics Field. IGEN shall account to and pay to Roche/Basel for each Royalty Payment Period during the term of this Agreement a royalty equal to the percentages, listed in Section 4.3 (a), (b) and (c), of the Net Sales of Royalty Products that are (i) in the In Vitro Human Diagnositcs Field, (ii) Sold in any country or territory of the world excluding the United States and Europe, and (iii) at the time of such Sale, covered by, or the use thereof is covered by, one or more Valid Claims of Licensed Patents in the country of Sale.

4.5 Other Royalties to Roche/USA. IGEN shall account to and pay to Roche/USA for each Royalty Payment Period during the term of this Agreement a royalty equal to the percentages listed in Section 4.5 (a) and (b) below, of the Net Sales of Royalty Products that are (i) in the Animal Diagnostics Field and the Paternity Field, (ii) Sold in any country or territory of the world, and (iii) at the time of such Sale covered by, or the use thereof is covered by, one or more Valid Claims of Licensed Patents in the country of sale:

         (a)      For Royalty Products in the Animal Diagnostics Field:

                  (i)      8% until December 31, 2005;

                  (ii)     5% from January 1, 2006 until December 31, 2010; and

                  (iii)    4% thereafter.

         (b)      For Royalty Products in the Paternity Field:

                  (i)      12% until December 31, 2005;

                  (ii)     8% from January 1, 2006 until December 31, 2010; and

                  (iii)    7% thereafter.

4.5A     [Reserved].

4.5B Royalties Due to Roche in the Plasma Testing Field. IGEN shall account to and pay to Roche/USA for each Royalty Payment Period during the term of this Agreement a royalty equal to the amounts listed below for Licensed Tests that are (i) in the Plasma Testing Field, and (ii) at the time of such test covered by, or the use thereof is covered by, one or more Valid Claims of Licensed Patents in the country where the Licensed Test is performed:

                  a) sixteen dollars ($16) for each Licensed PCR Test performed in any country or territory of the world by IGEN or its Affiliates, or

                  b) twenty-five dollars ($25) for each Licensed Expanded PCR Test performed in any country or territory of the world by IGEN or its Affiliates.

                  The following examples are presented for clarification of the procedure to be followed in determining the royalties due for Licensed Tests, where Licensed PCR Tests or Licensed Expanded PCR Tests, performed internally by IGEN or its Affiliates, for both initial screening of pools and reflux testing necessary to detect the positive sample(s) in a pool identified as a true positive.

                  a)          Licensed Tests performed for initial screening:
                              Number of pools multiplied by the number of
                              analytes tested for multiplied by the fixed
                              royalty rate for a Licensed Expanded PCR Test (e.g., 700 pools x 3 (HCV, HIV, HBV) x $25 = $52,500)

                  b)          Licensed Tests performed for reflux testing:
                              Number of true positive samples multipled by the number of reflux tests performed to identify each positive sample. For example, in a pool size of 600 which is subdivided in 6 pools with 100 samples each, the following would apply: The 6 pools of 100 are each tested (6 tests). The individual members of these 6 pools are arranged in a 10x10 matrix (10 rows with 10 individual samples in each row and 10 columns with 10 individual samples in each column). Each row is pooled as a pool of 10. Each column is pooled as a pool of ten. These 20 pools of ten are then tested to identify the positive member by row and column (20 tests). Thus, in order to detect a positive plasma, 26 Licensed Test would have to be processed. In the event that 15 true positive plasmas were identified by Licensed Expanded PCR Tests the royalty would be calculated as 15 x 26 x $25 = $9,750).

                  Reference or control PCR tests carried on in connection with testing of a Test Sample shall be royalty free. If a new chemical or a new lot of chemical is introduced into the testing which make control tests necessary, such tests shall be royalty free.

4.5C Royalties Due to Roche for products Sold in the DNA Manufacturing Field. IGEN shall account to and pay to Roche/USA for each Royalty Payment Period during the term of this Agreement a royalty equal to the percentages listed below, of the Net Sales of Licensed Products that are (i) in the DNA Manufacturing Field, (ii) Sold in any country or territory of the world, and (iii) at the time of such Sale covered by, or the use thereof is covered by, one or more Valid Claims of Licensed Patents in the country of sale:

         (a) for direct Sales of such Licensed Products to end users, earned royalties equal to three percent (3%) of such Net Sales; and

         (b) for Sales of such Licensed Products to distributors, earned royalties equal to five percent (5%) of such Net Sales.

4.5D Royalties Due to Roche for products Sold in the HLA Typing Field. IGEN shall account to and pay to Roche/Basel for each Royalty Payment Period during the term of this Agreement a royalty equal to the percentages listed below, of the Net Sales of Licensed Products that are (i) in the HLA Typing Field, (ii) Sold in any country or territory of the world, and (iii) at the time of such Sale covered by, or the use thereof is covered by, one or more Valid Claims of Licensed Patents in the country of sale:

         a) a royalty of twenty percent (20%) on Net Sales of such Licensed Products; provided, however, that such royalty rate shall apply only for so long as any claim of U.S. Patent Nos. 4,683,195 or 4,683,202 (if Sold in the United States), or any claim of corresponding foreign patent rights in the country of Sale, shall be in force. Thereafter, the Parties shall negotiate in good faith a reduced royalty rate for such Licensed Products licensed hereunder.

4.6      Reporting and Payment.

         (a) With respect to the royalties required pursuant to Section 4.2, 4.3 and 4.4 and 4.5D, IGEN shall, within sixty (60) days after the close of each Royalty Reporting Period, provide to:

                           KPMG Fides Peat
                           Steinengraben 5
                           CH-4003 Basel, Switzerland
                           To the attention of: Licensing Trustee
                           Fax: +41 61 286-9401

                  or another trustee as notified to IGEN by Roche, an account of all Net Sales of such Royalty Products outside the United States and within the United States and of the royalty due pursuant to Section 4.2, 4.3 and 4.4 and 4.5D in respect to the preceding Royalty Reporting Period, according to the royalty report forms in Exhibit "2". Simultaneously, when it delivers such account, IGEN shall make payment of the royalty amount shown, as follows:

                           Credit Suisse, Basel
                           Switzerland
                           Account No. 0504/920 654/62-1
                           SWIFT Code: CRESCHZZ40R
                           To the account of: KPMG Fides Peat
                           With the reference: DI-PC1-9962

                  Each royalty report of IGEN will be released by KPMG Fides Peat to Roche after one (1) calendar year following the subject Royalty Reporting Period.

         (b) The royalties payable by IGEN in US Dollars to Roche on the Net Sales outside of the United States of all Royalty Products by the IGEN Sellers in the Licensed Fields shall be converted by IGEN from the currency in which the Sales were made to US Dollars converted using the method used by IGEN for internal financial reporting purposes in accordance with United States generally accepted accounting principles.

         (c) With respect to the royalties required pursuant to Section 4.5, 4.5B or 4.5C, IGEN shall, within sixty (60) days after the close of each Royalty Reporting Period provide to :

                           Roche Molecular Systems, Inc.
                           1145 Atlantic Avenue
                           Alameda, CA 94501
                           Attention: Licensing Department

                  an account, on a U.S./ex-U.S. basis, of all Net Sales of such Royalty Products Sold and of the royalty due pursuant to
                  Section 4.5, 4.5B or 4.5C in respect to the Royalty Reporting Period, according to the royalty report forms in Exhibit "3". Simultaneously, when it delivers such account, IGEN shall make payment of the royalty due in US Dollars by wire transferred to the bank account as shown below:

                           Roche Molecular Systems, Inc.
                           Chase Manhatten Bank of New York
                           ABA No.: 02000021
                           Account No.: 323839657

4.7      Withholding.

         (a) Any withholding tax levied by a government, in the country where payment originates, on payments made by IGEN to Roche shall be borne by Roche. IGEN shall use commercially reasonable efforts to do all things necessary to enable Roche to claim exemption therefrom under any double taxation or similar agreement in force and shall produce to Roche proper evidence of payment of all withholding tax and other certification that might be required by the respective double taxation agreement.

         (b) In case any taxing authority holds: (i) that any payment from any Affiliate of IGEN to IGEN is in effect a royalty payment from such Affiliate of IGEN to Roche, and (ii) such royalty payment to Roche is subject to a withholding tax, then, at such time, the Parties will discuss the issue and try to find an appropriate solution satisfying the business interests of both Parties.

         (c) Except as otherwise provided in subsections (a) and (b) above, all payments of royalties and other consideration made by IGEN to Roche under this Agreement shall be made in full without deduction of taxes, charges and any other duties that may be imposed on such payments to Roche.

4.8      Books and Records.

         (a) IGEN shall keep a complete and accurate set of books and records relating to the quantity of Royalty Products shipped by or for IGEN and its Affiliates and the Sales of Royalty Products by IGEN and its Affiliates. Such books and records shall contain sufficient detail to substantiate the computation of the Net Sales of Royalty Products and the amount of royalties payable under this Article 4 as well as all other information in the statements of account provided for in Section 4.7 above, and shall be maintained by IGEN for a period of not less than three (3) years from the date of such Sales.

         (b) Roche shall be entitled, upon reasonable notice to IGEN, to have such books and records audited by an independent certified public accounting firm retained by Roche and reasonably acceptable to IGEN (which acceptance shall not be unreasonably withheld), provided that any such audit occurs during IGEN's normal business hours not more than once in any calendar year. Roche also shall be entitled to have copies of the books and records of each of IGEN's Affiliates relating to the quantity of Royalty Products shipped by or for such Affiliate and such Affiliate's Sales of Royalty Products audited, upon reasonable notice to such Affiliate, by an independent certified public accounting firm retained by Roche and reasonably acceptable to such Affiliate, provided that any such audit occurs during such Affiliate's normal business hours not more than once in any calendar year. Roche agrees that all audited information shall be confidential to IGEN and IGEN's Affiliates. Any such audit will be limited to those records required to be maintained pursuant to Section 4.8(a) and the Sales associated therewith.

         (c) Any person conducting an audit on behalf of Roche will be required to protect the confidentiality of such information and shall provide to Roche a report only of the ultimate conclusions resulting from such audit. Except where IGEN disputes the conclusion of the audit by written notice to Roche, IGEN shall pay promptly to Roche the amount of any royalties determined by such an audit to be outstanding, along with interest accrued up to and including the date of payment as provided in Section 4.9 below. The costs of such an audit shall be borne by Roche; provided, however, that, if such audit determines that the royalties paid by IGEN for any audited Royalty Payment Period were at least five percent (5%) less than the royalties otherwise due and payable, then IGEN shall reimburse Roche for the costs of such audit. If such audit determines that IGEN has overpaid the amount of royalties otherwise due and payable for the audited Royalty Payment Period, then Roche shall credit the amount of such overpayment, plus interest at the rate provided in Section 4.9, to IGEN against future royalties payable by IGEN.

4.9 Past Due Payments. If IGEN fails to pay any amount specified under this Agreement after the due date thereof, the amount owed shall bear an interest of one percent (1%) per month from the due date until paid, provided, however, that if this interest rate is held to be unenforceable for any reason, the interest rate shall be the maximum rate allowed by law at the time the payment is made.

4.10 No Multiple Royalties. At no time shall more than one royalty be payable by IGEN upon the Net Sales of any one Royalty Product, regardless of whether the manufacture, use and/or Sale of such Royalty Product would infringe more than one Valid Claim of one or more Licensed Patents and regardless of whether such product qualifies as a "Royalty Product" for purposes of this Agreement under more than one of the criteria for designating a product to be a "Royalty Product" as provided in Section 1.31 above.

4.11     Most Favored Licensee.

         (a) If, after the Effective Time, Roche grants to any Third Party a license in the In Vitro Human Diagnostics Field under substantially equivalent terms and conditions as granted to IGEN herein but under more favorable royalty rates than those given to IGEN under this Agreement, Roche shall promptly notify IGEN of such more favorable royalty rates, and IGEN shall have the right and option to substitute such more favorable royalty rates for the royalty rates contained herein.

         (b) IGEN's right to elect such more favorable royalty rates shall extend only for so long as and shall be conditioned on IGEN's acceptance of all the same conditions, favorable or unfavorable, under which such more favorable royalty rates shall be available to such Third Party including any increase in license fees and the application of milestones payments, if any. Upon IGEN's acceptance of all such terms of such Third Party agreement, the more favorable royalty rates shall be effective as to IGEN on the effective date of such Third Party agreement.

         (c) Notwithstanding the foregoing, in the event that Roche shall receive substantial nonmonetary consideration in the form of technology or intellectual property rights to technology, as a part of the consideration for its granting such a license to a Third Party, then this Section 4.11 shall not apply.

         (d) It is understood by the Parties that a trustee has been appointed by Roche, who will be managing certain of the royalty reporting and royalty payments from IGEN to Roche under this Agreement as described in Sections 4.2, 4.3 and
                  4.4. IGEN is entitled to contact the trustee should IGEN wish to review compliance by Roche with this Section 4.11. At present, KPMG Fides Peat, Basel, Switzerland is the said trustee. Roche shall promptly provide written notice to IGEN of any change in trustee.

                                    ARTICLE 5

                                 LABEL LICENSES

5.1 Label Licenses on Royalty Products Sold in the In Vitro Human Diagnostics, Animal Diagnostics, HLA Typing, Paternity Testing and DNA Manufacturing Fields.

         (a) IGEN agrees that it shall mark conspicuously all Component Systems for amplification made by or for it, and shall cause each of its Affiliates to mark conspicuously all such Component Systems made by or for such Affiliates, with a Label License bearing the following legend or such alternative legend as shall be mutually agreed to by the Parties:

                  THE PURCHASE OF THIS PRODUCT ALLOWS THE PURCHASER TO USE IT FOR AMPLIFICATION OF NUCLEIC ACID SEQUENCES FOR HUMAN IN VITRO DIAGNOSTICS [OR ANIMAL DIAGNOSTICS, OR HLA TYPING OR PATERNITY TESTING, AS THE CASE MAY BE]. NO GENERAL PATENT OR OTHER LICENSE OF ANY KIND OTHER THAN THIS SPECIFIC RIGHT OF USE FROM PURCHASE IS GRANTED HEREBY.

         (b) IGEN agrees that it shall mark conspicuously all Component Systems for detection made by or for it, and shall cause each of its Affiliates to mark conspicuously all such Component Systems made by or for such Affiliates, with a Label License bearing the following legend or such alternative legend as shall be mutually agreed to by the Parties:

                  THE PURCHASE OF THIS PRODUCT ALLOWS THE PURCHASER TO USE IT FOR DETECTION OF NUCLEIC ACID SEQUENCES FOR HUMAN IN VITRO DIAGNOSTICS [OR ANIMAL DIAGNOSTICS, OR HLA TYPING OR PATERNITY TESTING, AS THE CASE MAY BE]. NO GENERAL PATENT OR OTHER LICENSE OF ANY KIND OTHER THAN THIS SPECIFIC RIGHT OF USE FROM PURCHASE IS GRANTED HEREBY.

         (c) IGEN agrees that it shall mark conspicuously all Component Systems for amplification and detection made by or for it, and shall cause each of its Affiliates to mark conspicuously all such Component Systems made by or for such Affiliates, with a Label License bearing the following legend or such alternative legend as shall be mutually agreed to by the Parties.

                  THE PURCHASE OF THIS PRODUCT ALLOWS THE PURCHASER TO USE IT FOR AMPLIFICATION OF NUCLEIC ACID SEQUENCES AND FOR DETECTION OF NUCLEIC ACID SEQUENCES FOR HUMAN IN VITRO DIAGNOSTICS [OR ANIMAL DIAGNOSTICS, OR HLA TYPING OR PATERNITY TESTING, AS THE CASE MAY BE]. NO GENERAL PATENT OR OTHER LICENSE OF ANY KIND OTHER THAN THIS SPECIFIC RIGHT OF USE FROM PURCHASE IS GRANTED HEREBY.

         (d) IGEN agrees that it shall mark conspicuously all Royalty Products other than Component Systems for amplification, Component Systems for detection, Component Systems for amplification and detection, and Complete Diagnostic Kits made by or for it and Sold in the In Vitro Human Diagnostics, Animal Diagnostics, HLA Typing, Paternity Testing and DNA Manufacturing Fields, and shall cause each of its Affiliates to mark conspicuously all such Royalty Products, with the following legend or such alternative legend as shall be mutually agreed to by the Parties:

                  THE PURCHASE OF THIS PRODUCT ALONE DOES NOT IMPLY ANY LICENSE UNDER PATENTS OWNED BY ROCHE MOLECULAR SYSTEMS, INC., F.HOFFMANN-LA ROCHE LTD OR ROCHE DIAGNOSTICS GMBH COVERING PCR AMPLIFICATION OR DETECTION.

         (e) IGEN agrees that it shall mark conspicuously all Royalty Products in the DNA Manufacturing Field made by or for it and Sold, all such Royalty Products, with the following legend or such alternative legend as shall be mutually agreed by the
                  Parties:

                  THIS PRODUCT WAS MADE USING THE POLYMERASE CHAIN REACTION ("PCR") PROCESS WHICH IS COVERED BY PATENTS OWNED BY ROCHE MOLECULAR SYSTEMS, INC. AND F. HOFFMANN-LA ROCHE LTD. NO LICENSE TO USE THE PCR PROCESS IS CONVEYED EXPRESSLY OR BY IMPLICATION TO THE PURCHASER BY THE PURCHASE OF THIS PRODUCT. INFORMATION ON PURCHASING LICENSES TO PRACTICE THE PCR PROCESS MAY BE OBTAINED BY CONTACTING THE LICENSING DEPARTMENT, ROCHE MOLECULAR SYSTEMS, INC., 1145 ATLANTIC AVENUE, ALAMEDA, CALIFORNIA 94501.

         (e) IGEN agrees that it shall mark conspicuously all Complete Diagnostic Kits made by or for it, and shall cause each of its Affiliates to mark conspicuously all Complete Diagnostic Kits made by or for such Affiliates, with a Label License bearing the following legend or such alternative legend as shall be mutually agreed to by the Parties:

                  THE PURCHASE OF THIS PRODUCT ALLOWS THE PURCHASER TO USE IT FOR AMPLIFICATION AND DETECTION OF NUCLEIC ACID SEQUENCES FOR HUMAN IN VITRO DIAGNOSTICS [OR ANIMAL DIAGNOSTICS, OR HLA TYPING OR PATERNITY TESTING, AS THE CASE MAY BE]. NO GENERAL PATENT OR OTHER LICENSE OF ANY KIND OTHER THAN THIS SPECIFIC RIGHT OF USE FROM PURCHASE IS GRANTED HEREBY

5.2 Maintenance of Label Licenses by Distributors. IGEN agrees to use its reasonable efforts to ensure that the IGEN Distributors maintain on all Royalty Products Sold by such Distributors the Label Licenses provided for in this Article 5 that are to be applied by IGEN and its Affiliates.

5.3 Misuse by Purchasers of Licensed Products. In the event that Roche becomes aware that any purchaser of any Licensed Product is misusing the purchased Licensed Product in violation of the applicable Label License on such Licensed Product and therein is infringing the Licensed Patents, Roche shall provide evidence of such misuse to IGEN. Upon receipt of such evidence, IGEN shall notify such purchaser of the purchaser's misuse and shall use its reasonable efforts to obtain a written assurance from such purchaser that the purchaser shall not engage in such misuse in the future. If the purchaser refuses to provide such written assurance, then IGEN shall cease, to the extent permitted by any applicable law or statute, the Sale to such purchaser of the Licensed Product which was being misused until such time as the purchaser provides such written assurance. If, notwithstanding the purchaser's provision of such written assurance, the purchaser persists in misusing the Licensed Product, then IGEN, on receiving actual knowledge of such continued misuse, shall discontinue, to the extent permitted by any applicable law or statute, the Sale to such purchaser of such Licensed Product.

5.4 Additional Label Licenses. In addition to the Label Licenses provided for in Section 5.1 above, Roche may request that IGEN apply additional Label Licenses on Licensed Products made by or for IGEN or its Affiliates. The Parties shall negotiate in good faith concerning the need for and/or the content of any such additional Label Licenses.

5.5 Incorrect Application of Label Licenses. In the event that Roche notifies IGEN that IGEN or any of its Affiliates is incorrectly applying one of the Label Licenses provided for above, then

         IGEN shall consult and cooperate with Roche in taking such reasonable steps as it or Roche may suggest to apply such Label License correctly and comply with the provisions of this Article 5.

                                    ARTICLE 6

          THIRD PARTY CLAIMS; LIMITATION ON LIABILITY; INDEMNIFICATION

6.1 Defense of Third Party Infringement Actions. If the manufacture, production, sale, or use of any Licensed Product results in a claim, suit or proceeding brought by a Third Party (each, an "Action") alleging patent infringement against ROCHE or IGEN (or any of their respective Affiliates), such Party shall promptly notify in writing the other Party. The Party subject to such Action (the "Controlling Party") shall have the exclusive right and obligation to defend and control the defense of any such Action using counsel of its own choice; provided that the Controlling Party shall not enter into any settlement of such Action without the written consent of the other Party, which consent may be withheld in the unfettered discretion of the other Party if such settlement admits the invalidity or unenforceability of any patent rights of the other Party, and otherwise may not be unreasonably withheld. The Controlling Party agrees to keep the other Party reasonably informed of all material developments in connection with any Action.

6.2 Product Liability Indemnity. IGEN expressly and unequivocally agrees to and hereby does indemnify, release, defend and hold ROCHE (and its Affiliates, sublicensees and licensors and their respective officers, directors, shareholders, representatives, employees, consultants and agents and each of the heirs, executors, successors and assigns of the foregoing) harmless from and against all claims, damages, losses, costs and expenses, including reasonable attorneys' fees, arising in favor of any person, resulting from or arising out of liability in any way relating to the Licensed Products sold, placed or otherwise commercialized by IGEN, or its Affiliates, Distributors, or Authorized Third Parties, including without limitation, the manufacture, packaging, use, sale or other distribution of Licensed Products by IGEN or its Affiliates, or any representation made or warranty given by IGEN of any of its Affiliates with respect to any Licensed Product provided that ROCHE (a) gives IGEN notice of such claim, (b) cooperates with IGEN, at IGEN's expense, in the defense of such claim, and (c) gives IGEN the right to control the defense and settlement of any such claim, except that IGEN shall not enter into any settlement that affects ROCHE's rights or interest without ROCHE's prior written approval. ROCHE shall have no authority to settle any claim on behalf of IGEN. IGEN also agrees to maintain proper product liability insurance policies, reasonably acceptable to ROCHE everywhere it sells Licensed Products and to furnish satisfactory evidence of same upon request by ROCHE from time to time.

6.3 Waiver of Claims. IGEN shall not assert, and IGEN shall ensure that its Affiliates do not assert, any claims against ROCHE for any matter for which IGEN has provided indemnity to ROCHE under Sections 6.2 and 6.4 hereof. IGEN shall indemnify, hold harmless and defend ROCHE against any such claims.

6.4 Breach by Affiliate, Authorized Third Party or Research Collaborator. Failure of an Affiliate, Authorized Third Party or Research Collaborator to adopt and satisfy a condition stated in this Agreement applicable to IGEN, an Affiliate, Authorized Third Party or Research Collaborator, as the case may be, shall be considered a breach of this Agreement by IGEN. IGEN and such Affiliate shall be jointly and severally responsible for and indemnify ROCHE and its Affiliates (and their respective officers, directors, shareholders, representatives, employees, consultants and agents and each of the heirs, executors, successors and assigns of the foregoing) against any loss, cost, damage or liability (including reasonable attorneys' fees) arising from the breach by such Affiliate of this Agreement. IGEN shall indemnify ROCHE and its Affiliates (and their respective officers, directors, shareholders, representatives, employees, consultants and agents and each of the heirs, executors, successors and assigns of the foregoing) against any loss, cost, damage or liability (including reasonable attorneys' fees) arising from the failure by an Authorized Third Party or Research Collaborator to adopt and satisfy a condition stated in this Agreement applicable to such parties.

                                    ARTICLE 7

                               PATENT ENFORCEMENT

7.1 Notice of Substantial Infringement. In the event IGEN becomes aware of an alleged Substantial Infringement of a Licensed Patent in a given country by an unlicensed Third Party, IGEN may invoke the provisions of this Article 7 as to enforcement and royalty abatement by providing written notice thereof to Roche, including documentary evidence of Infringement and market data as to the infringing Sales activity which are in Roche's good faith judgment reasonably reliable. "SUBSTANTIAL INFRINGEMENT" or "SUBSTANTIALLY INFRINGING" as used in this Article 7 shall mean that the alleged infringing Sales of the Third Party in the given country are at least fifteen percent (15%) of total Sales of Competing Products in such country. "COMPETING PRODUCTS" means all products essentially equivalent to a Complete Diagnostic Kit and which test for the same analytes and which directly compete with each other for use in or in conjunction with PCR (for example, a test for the presence of an organism would not be considered to be testing for the same analyte as a test for a specific drug resistant subspecies of such organism, but two PCR-based tests both of which detect the presence of HIV1 (even if using different sequences of the genome) would be considered to be testing for the same analyte whereas two tests, one for HIV1 and one for HIV2, would be considered to be testing for different analytes).

7.2 Enforcement and Royalty Abatements. If Roche fails, within sixty (60) days of such notice of Substantial Infringement of a Licensed Patent by a Third Party in a given country, to enter into license negotiations with or enforcement proceedings against such Third Party in such country, or if having timely entered into license negotiations with such Third Party, Roche fails to obtain an executed license agreement or enter into enforcement proceedings with such Third Party within six
         (6) months of said notice, then IGEN shall be entitled to a fifty percent (50%) reduction in royalties on IGEN's Net Sales of Royalty Products which are Competing Products with such Substantially Infringing Sales in such country as of such notice, continuing until Roche provides written notice to IGEN that either a license has been granted to such Third Party or enforcement proceedings have been brought against such Third Party. In the event the Substantially Infringing Sales shall exceed thirty percent (30%) of total competing Sales in any particular Royalty Payment Period, then the royalty reduction shall be one hundred percent (100%) for such Royalty Payment Period. An enforcement proceeding shall mean a court action or other legal action brought before a competent patent authority in the relevant country. An enforcement proceeding pursued against such infringer for Sales of such infringing product in one Major Territory shall satisfy Roche's obligation to pursue enforcement hereunder against such products in all countries. If no Substantial Infringement exists in any such Major Territory, then a suit in any other country where such Substantial Infringement exists shall satisfy Roche's obligation hereunder. "MAJOR TERRITORY" shall mean any of the United States, Great Britain, Germany, France, Italy, The Netherlands and Japan.

7.3 Continuing Royalty Payment Obligations. Except to the extent provided in Section 7.2, IGEN's obligation to pay royalties on the Net Sales of Royalty Products Sold by the IGEN Sellers shall remain in effect to the extent provided for in this Agreement notwithstanding any alleged infringement by any Third Party of any of the Licensed Patents.

7.4 No IGEN Right to Enforce the Licensed Patents. It is expressly understood that nothing contained herein shall in any way grant or be construed to grant to IGEN the right to enforce the Licensed Patents. Roche shall have the sole right to bring legal action to enforce the Licensed Patents against any alleged Infringement by any Third Party.

                                    ARTICLE 8

                              TERM AND TERMINATION

8.1 Term. The term of this Agreement shall commence as of the Effective Time and shall continue in full force and effect, unless terminated sooner in accordance with Section 8.2 below, until the expiration date of the last to expire of the Valid Claims of the Licensed Patents.

8.2 Termination. This Agreement, and the licenses granted to IGEN and its Affiliates herein, are perpetual and irrevocable, except to the extent termination is permitted in this Section 8.2:

         (a) IGEN may terminate this Agreement with respect to all or any one or more of the Licensed Patents for any reason by written notice to Roche at any time during the term of this Agreement.

         (b) Roche may terminate this Agreement immediately upon written notice to IGEN if IGEN fails to make the payments in accordance with Section 4.1.

         (c) In the event that IGEN does not make any royalty payments which are due and payable (other than under Section 4.1), Roche may deliver written notice thereof to IGEN. If IGEN, within sixty (60) days after delivery of such notice to IGEN (the "Notice Period"), makes such payment to Roche, then Roche shall not have the right to terminate this Agreement for such non-payment. If, at the expiration of the Notice Period, IGEN has neither paid such royalty payment to Roche nor disputed the payment obligation in a written notice to Roche, then Roche may, upon written notice to IGEN following the Notice Period, terminate this Agreement. If, during the Notice Period, IGEN provides written notice to Roche that IGEN disputes such payment obligation, then the Parties shall arbitrate such dispute in accordance with Section 11.2. If the arbitration award requires IGEN to pay all or any portion of such royalty payments to Roche (the "Arbitrated Amount"), then IGEN shall pay such Arbitrated Amount to Roche within thirty
                  (30) days after final resolution of the dispute or, if IGEN fails to do so, Roche may, upon written notice to IGEN following such 30-day period, terminate this Agreement. If the arbitration award does not require IGEN to pay any portion of such royalty payments to Roche, then Roche shall not have the right to terminate this Agreement with respect to such claimed non-payment.

         (d) Bankruptcy. IGEN shall retain the rights granted to it as a licensee under Section 365(n) of the United States Bankruptcy Code in case of the bankruptcy, insolvency or winding-up of ROCHE.

         (e) Expiration or termination of this Agreement shall not affect the ability of any Party to seek resolution of any matter arising prior to such expiration or termination pursuant to
                  Article 11 herein.

         (f) The Parties agree that the provisions of this Section 8.2 shall not be considered when making the determination pursuant to Section 4.11(a), nor amended in the event of exercise of
                  Section 4.11(b).

         (g) In the event of the termination of any license, in whole or in part, under this Agreement, the manufacture and/or Sale by the IGEN Sellers of products covered by such license shall cease immediately to the extent that such manufacture and/or Sale no longer is licensed as a result of such termination, except that such products in inventory as of the date of such termination may be Sold in accordance with the terms and subject to the restrictions of this Agreement for a period of one hundred eighty (180) days following such termination and royalties shall be due and payable on the Net Sales of such products in accordance with the terms of this Agreement.

8.3 Survival of Certain Rights Upon Expiration or Termination. All rights granted to and obligations undertaken by the Parties hereunder shall terminate immediately upon the expiration of the term of this Agreement (as set forth in Section 8.1 above) or the termination of this Agreement (pursuant to Section 8.2 above) except for:

         (a) The obligations of IGEN to pay any and all royalties or other consideration accrued hereunder prior to such expiration or termination (or during the one hundred eighty (180) day period following termination in the case of inventory as of the date of termination);

         (b) The right of Roche to have audited by an independent certified public accounting firm the books and records of IGEN and IGEN's Affiliates as provided in Section 4.8 above;

         (c)      The indemnification provisions of Section 6.2 above;

         (d) The procedures set forth in Article 11 herein in respect of any matter arising prior to such expiration or termination; and

         (e) Any and all confidentiality obligations provided for in this Agreement; and

         (f)      Sections 4.9, 8.2(e), 8.2(g), 8.3, 10, 12.1, 12.3, 12.5, 12.8,
                  12.9, 12.10, 12.14, 12.15, 12.17, 12.18 and 12.20.

                                    ARTICLE 9

                       ADDITIONAL COVENANTS AND AGREEMENTS

9.1 IGEN shall not, and shall cause each of its Affiliates not to, enter into a joint venture or other arrangement with any Third Party that would result in the conveyance to such Third Party of benefits substantially equivalent to those that would be received from a sublicense under the Licensed Patents licensed under this Agreement. Nothing in the foregoing shall restrict or limit IGEN's rights to sublicense, assign or transfer its rights hereunder in accordance with Sections 2.1, 2.3(e), 2.4 or 12.9.

9.2 IGEN shall not, and shall cause each of its Affiliates not to, arrange Sales of Royalty Products (or utilize the definitions relating thereto) to reduce in bad faith the Net Sales for which royalties are payable by IGEN hereunder.

9.3 IGEN shall not tolerate and shall enforce the provisions of any contract with a Research Collaborator of IGEN in the event that such Research Collaborator of IGEN repeatedly and materially fails to adhere to the provisions of its contract with IGEN and/or any of its Affiliates requiring that Licensed Products necessary to perform the work under such contract may be used only for the purposes of the protocol and that any Licensed Products not consumed in performing the work under such contract either be returned to IGEN and its Affiliates or be disposed of as laboratory waste.

                                   ARTICLE 10

                         REPRESENTATIONS AND WARRANTIES

10.1 Representations and Warranties of IGEN. IGEN hereby represents and warrants to Roche as follows:

         (a) The execution, delivery and performance of, and the consummation by IGEN of the transactions contemplated by, this Agreement have been duly authorized by all necessary action on the part of IGEN and no further consents by IGEN are needed in order to consummate the transactions contemplated hereby.

         (b) This Agreement, when executed and delivered by Roche/Basle, Roche/Germany and Roche/USA in accordance with the provisions hereof, shall be a legal, valid and binding obligation of IGEN, enforceable against IGEN in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally and by limitations on the availability of specific performance and other equitable remedies against IGEN.

         (c) IGEN's execution of this Agreement shall not constitute a breach or default under any contract, instrument or agreement to which IGEN or any of its Affiliates is a Party or by which IGEN or any of its Affiliates is bound.

         (d) All persons who will execute this Agreement on behalf of IGEN have been duly authorized to do so by all necessary action on the part of IGEN.

10.2 Representations and Warranties of Roche. Roche hereby represents and warrants to IGEN as follows:

         (a) Roche/Basle has the full power and right to grant to IGEN and IGEN's Affiliates the license outside of the United States under the Licensed Patents, and Roche/USA has the full power and right to grant to IGEN and IGEN's Affiliates the license in the United States under the Licensed Patents, set forth in
                  Section 2.1, 2.2. and 2.4 above.

         (b) To the best of Roche's knowledge, Exhibit "1" constitutes a complete list of all granted U.S. patents (or where a corresponding U.S. patent is not granted as of the Effective Time, then a representative corresponding published U.S. or European patent application is listed) owned by Roche or its Affiliates as of the Effective Time and available for license to IGEN, which meet the criteria of Section 1.19 herein. IGEN's exclusive remedy for a breach of the foregoing representation and warranty shall be inclusion of the missing patents in Exhibit 1 as required by Section 1.19 herein. For the purposes of such list, where a U.S. patent application from which priority has been claimed has been abandoned and succeeded by one or more continuations and/or continuations-in-part, any such granted continuations and/or continuations-in-part, will be listed. Where no such U.S. Licensed Patents have been issued, the granted non-U.S. Licensed Patents or corresponding representative published application are listed. Subject to the terms, conditions and limitations of this Agreement, IGEN, its Affiliates and End-Users shall be immune from any suit for infringement of any patent rights which would constitute a failure of this representation and warranty.

         (c) The execution, delivery and performance of, and the consummation by Roche of the transactions contemplated by, this Agreement have been duly authorized by all necessary action, and the execution, delivery and performance of, and no further consents are needed in order to consummate the transactions contemplated hereby.

         (d) This Agreement, when executed and delivered by IGEN in accordance with the provisions hereof, shall be a legal, valid and binding obligation of Roche, enforceable against Roche in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the enforcement of creditors' rights generally and by limitations on the availability of specific performance and other equitable remedies against Roche.

         (e) Roche's execution of this Agreement shall not constitute a breach or default under any contract, instrument or agreement to which Roche or any of its Affiliates is a Party or by which Roche or any of its Affiliates is bound.

         (f) All persons who will execute this Agreement on behalf of Roche/Basle have been duly authorized to do so by all necessary action on the part of Roche/Basle, and all persons who will execute this Agreement on behalf of Roche/Germany have been duly authorized to do so by all necessary action on the part of Roche/Germany, and all persons who will execute this Agreement on behalf of Roche/USA have been duly authorized to do so by all necessary action on the part of Roche/USA.

10.3 No Other Representations or Warranties. Except as otherwise expressly set forth herein, the Parties make no other representation or warranty, express or implied, with regard to PCR or any other matter hereunder whatsoever.

                                   ARTICLE 11

                   DISPUTE RESOLUTION; VENUE AND CHOICE OF LAW

11.1 Good Faith Resolution. In the event that at any time during the term of this Agreement a disagreement, dispute, controversy or claim should arise out of or relating to the interpretation of this Agreement, or performance by a Party under this Agreement, or a breach of this Agreement by a Party, or any claim by a Party that any provision of this Agreement is invalid (a "Dispute" or collectively "Disputes"), one Party shall give written notice to the other Party that a dispute exists and the Parties will then attempt in good faith to resolve their differences before resorting to arbitration provided in Section 11.2. If the Parties cannot resolve the disputed matter within thirty (30) days after such notice, then either Party shall be free to submit the disputed matter to binding arbitration in accordance with Section 11.2 hereof. For purposes of this Article 11, the terms "Party" and "Parties" shall include each of the signatories to this Agreement and/or any one or more of their respective Affiliates, whether the reference is to a Party as a claimant or a Party against which a claim is made.

11.2     Arbitration.

         (a) The Parties intend Section 11.2 hereof to be enforceable in accordance with the Federal Arbitration Act (9 U.S.C. Section 1, et seq.), including any amendments to that Act which are subsequently adopted, notwithstanding any other choice of law provision set forth in this Agreement. In the event that either Party refuses to submit to arbitration as required herein, the other Party may request a United States District Court to compel arbitration in accordance with the Federal Arbitration Act.

         (b) Any dispute or other matter in question between Roche and IGEN arising out of or relating to the formation, interpretation, performance, or breach of this Agreement, whether such dispute or matter arises before or after termination of this Agreement, shall be resolved solely by arbitration if the Parties are unable to resolve the dispute through negotiation pursuant to Section 11.1 hereof. Arbitration shall be initiated by the delivery of a written notice of demand for arbitration by one Party to the other. The date on which the other Party receives such written notice shall be hereinafter referred to as the "Arbitration Notice Date."

         (c) Each Party shall appoint an individual as arbitrator and the two so appointed shall then appoint a third arbitrator. If either Party refuses or neglects to appoint an arbitrator within thirty (30) days after the Arbitration Notice Date, then the arbitration shall be conducted by a single arbitrator appointed by the American Arbitration Association. If two arbitrators are appointed but do not agree on the third arbitrator within sixty (60) days after the Arbitration Notice Date, each of the arbitrators shall nominate within sixty-seven (67) days after the Arbitration Notice Date three individuals. Each arbitrator shall then within seventy-two
                  (72) days after the Arbitration Notice Date decline two of the nominations presented by the other arbitrator. The third arbitrator shall then be chosen from the remaining two nominations by drawing lots. Notwithstanding anything contained herein to the contrary, if the third arbitrator is not chosen with seventy-two (72) days after the Arbitration Notice Date, then the American Arbitration Association shall appoint the third arbitrator within seventy-seven (77) days after the Arbitration Notice Date. The arbitrators shall not be or have been affiliated with, or have any personal, financial or business relationship with, either of the Parties or any Affiliate of either Party; the arbitrators shall not have a personal or financial interest in the result of the arbitration.

         (d) The arbitration hearings shall be held in Borough of Manhattan, State of New York or such other place as may be mutually agreed by the Parties, shall be conducted in the English language and shall be conducted as confidential proceedings (except to the extent necessary to enforce the award resulting therefrom). Unless the Parties agree otherwise, the arbitrators shall commence the arbitration hearing within thirty (30) days after the selection of the third arbitrator. The arbitrators shall issue orders to protect the confidentiality of proprietary information, trade secrets and other sensitive information disclosed. Pending the arbitration hearing, at the request of a Party, the arbitrators may issue temporary injunctive or other equitable relief to address any violation or threatened violation of this Agreement. All awards shall be made based on a majority vote of the arbitrators, shall be in writing, shall not be considered confidential information of either Party, shall be issued within sixty (60) days after hearings before the arbitrators are completed, and shall state the reasoning on which the award rests unless the Parties agree otherwise. In addition to any relief at law which may be available to an aggrieved Party for such breach, such Party shall be entitled to injunctive and other equitable relief as the arbitration panel may grant. The arbitrators shall deliver a copy of the award to each Party personally or by registered mail. Any party may request within ten (10) days after receiving the decision that, for good cause, the arbitrators reconsider and modify such decision. The arbitrators shall have thirty (30) days after such request to modify their decision, if they consider it appropriate. Thereafter, the decision of the arbitrators shall be final, binding and nonappealable, except to the extent appeals are permitted by the Federal Arbitration Act, with respect to all persons, including (without limitation) persons who have failed or refused to participate in the arbitration process. Judgment upon the award rendered may be entered in any court having jurisdiction thereof.

         (e) Each Party shall bear its own costs in connection with any such arbitration including, without limitation, (i) all legal, accounting, and any other professional fees and expenses, (ii) the fees and expenses of its own arbitrator, and (iii) all other costs and expenses each Party incurs to prepare for such arbitration. Other than set forth above, each side shall pay,
                  (iv) one-half of the fee and expenses of the third arbitrator, and (v) one-half of the other expenses that the Parties jointly incur directly related to the arbitration proceeding.

         (f) Except as provided above, arbitration shall be based upon the Commercial Arbitration Rules of the American Arbitration Association. Discovery shall be limited at the discretion of the arbitrators, so that the timing and extent of such discovery shall not interfere with the normal business operations of the Parties. The arbitrators may proceed to an award notwithstanding the failure of either Party to participate in the proceedings.

         (g) In the event of subsequent actions or proceedings to confirm the award or to enforce the judgment entered thereon or any other rights flowing therefrom, the prevailing Party shall be entitled to recover its reasonable attorney's fees incurred in such actions or proceedings.

         (h) The fact that the dispute resolution procedures specified in this Article 11 shall have been or may be invoked shall not excuse any Party from performing its obligations under this Agreement, and during the pendency of any such procedure the Parties shall continue to perform their respective obligations in good faith.

11.3 Limited Recourse to Courts. This Article 11 shall be the exclusive dispute resolution procedure for Disputes under this Agreement and no Party shall bring Disputes before any court, except as appeals to arbitration awards are permitted by Section 11.2. Except as permitted by Section 11.2, the Parties hereby waive any right to appeal an arbitration award to any court. The provisions of Section 11.2 may be enforced, and judgment on the award (including without limitation equitable remedies) granted in any arbitration hereunder may be entered, in any court of competent jurisdiction. The Parties hereby submit to the non-exclusive in personam jurisdiction of the federal courts in New York for such purposes. THE PARTIES HEREBY WAIVE ANY AND ALL RIGHTS TO TRIAL BY JURY FOR MATTERS RELATED TO DISPUTES SUBMITTED TO ANY COURT.

11.4 Governing Law. This Agreement is made in accordance with and shall be governed and construed under the laws of the State of New York, U.S.A., without regard to its conflicts of laws rules.

                                   ARTICLE 12

                                  MISCELLANEOUS

12.1 Disclaimer. EXCEPT AS OTHERWISE PROVIDED HEREIN THE INTELLECTUAL PROPERTY RIGHTS LICENSED HEREUNDER ARE PROVIDED BY ROCHE "AS IS WHERE IS" AND ROCHE MAKES NO, AND DISCLAIMS ALL WARRANTIES AND
         REPRESENTATIONS, EXPRESS OR IMPLIED, CONCERNING: (a) LICENSED INTELLECTUAL PROPERTY RIGHTS COVERED BY THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, ANY EXPRESS OR IMPLIED WARRANTY

         OF DESIGN, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE AS TO LICENSED INTELLECTUAL PROPERTY RIGHTS OR ANY PRODUCT; (b) THE COMMERCIAL SUCCESS OF ANY LICENSED PRODUCT; (c) THE EXISTENCE, VALIDITY OR SCOPE OF LICENSED INTELLECTUAL PROPERTY RIGHTS; (d) ANY LICENSED PRODUCT BEING FREE FROM AN INFRINGEMENT ON PATENTS OR OTHER INTELLECTUAL PROPERTY RIGHTS OF THIRD PARTIES; (e) WHETHER ANY THIRD PARTIES ARE IN ANY WAY INFRINGING LICENSED INTELLECTUAL PROPERTY RIGHTS COVERED BY THIS AGREEMENT; OR (f) THE ACCURACY, UTILITY OR SUFFICIENCY OF ANY TECHNICAL INFORMATION TRANSFERRED TO IGEN HEREUNDER. THE PARTIES SPECIFICALLY AGREE THAT NEITHER PARTY SHALL BE SUBJECT TO AND THAT EACH
         DISCLAIMS: (A) ANY OTHER OBLIGATIONS OR LIABILITIES ARISING OUT OF BREACH OF WARRANTY, AND (B) ALL CONSEQUENTIAL, INCIDENTAL, CONTINGENT, PUNITIVE AND EXEMPLARY DAMAGES WHATSOEVER WITH RESPECT TO (i) ANY DISPUTES BETWEEN THE PARTIES UNDER THIS AGREEMENT OR (ii) CLAIMS MADE BY ONE PARTY AGAINST ANOTHER PARTY ARISING FROM THE COURSE OF CONDUCT WITHIN THE RELATIONSHIP OF THE PARTIES UNDER THIS AGREEMENT (WHETHER SUCH CLAIMS ARISE UNDER CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE), EVEN THOUGH A PARTY MAY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. THE LIMITATION OF DAMAGES IN CLAUSE (B) ABOVE SHALL NOT APPLY TO DAMAGES PAID TO UNRELATED THIRD PARTIES (WHETHER PURSUANT TO JUDGMENT OR SETTLEMENT) FOR WHICH A PARTY HAS AN OBLIGATION TO INDEMNIFY THE OTHER PARTY HEREUNDER.

12.2 Export Control. IGEN agrees, and shall cause its Affiliates to agree, to abide by all laws and regulations of the United States Government, or the government having jurisdiction therefor, governing the export or re-export of any Licensed Products. IGEN shall inform itself as to the details of such laws and regulations and their amendments.

12.3 Additional Documents. Each Party agrees to execute such further papers or agreements as may be necessary to effect the purposes of this Agreement.

12.4 Governmental Approvals and Marketing of Licensed Products. IGEN shall be responsible for obtaining all necessary governmental approvals for the development, production, distribution, sale and use of any Licensed Product, at IGEN's expense, including, without limitation, any safety studies. IGEN shall have sole responsibility for any warning labels, packaging and instructions as to the use of Licensed Products and for the quality control for any Licensed Product.

12.5 Confidentiality. ROCHE and IGEN agree for themselves and their Affiliates, and on behalf of their respective officers, employees and agents, that until the later of (i) 10 years from the Effective Time hereof or (ii) 5 years after the expiration date of this Agreement, each will treat as confidential, using the same degree of care as it uses for its own confidential and proprietary information, but in no event less than reasonable care, and shall not disclose to any Third Party, and shall not use for its own benefit or the benefit of any Third Party (except as permitted hereunder, including disclosures to IGEN Affiliates and permitted sublicensees or subcontractors to the extent necessary to have Licensed Products manufactured and subject to confidentiality obligations at least as restrictive as those contained herein) the confidential information furnished to it by the other Party unless the furnishing party ("Discloser") otherwise agrees in writing or unless such information clearly and convincingly falls within the following exceptions:

         (a) Such confidential information was known to the receiving party ("Recipient") prior to the time of disclosure by the Discloser or was in the public domain at the time of disclosure by Discloser as can be documented by written records; or

         (b) Such confidential information is or becomes publicly known after disclosure by Discloser through no fault or omission attributable to Recipient; or

         (c) Such confidential information is given to Recipient from sources independent of Discloser who have the right to disclose it; or

         (d) Such confidential information is independently developed by employees of Recipient that did not have access to it as can be documented by written records; or

         (e) Recipient is required to disclose such confidential information to a court of law or to appropriate governmental agencies to enable Recipient to carry out the evaluation of a Product or to secure a governmental approval, or as otherwise required by law; provided, however, that (1) Recipient gives the Discloser prompt written notice of such required disclosure and reasonably assists the Discloser in its efforts to prevent or limit such disclosure; and (2) any confidential information disclosed pursuant to this Section 12.5(e) shall otherwise remain confidential information for the purposes of this Agreement.

         For purposes of this License, ROCHE's confidential information shall include (subject to the exclusions in (a)-(e) above) all information relating to the Licensed Patents. Access to such confidential information must be restricted to the Recipient's, its Affiliates, subcontractor's, Authorized Third Parties' or Research Collaborators' employees or agents with a need to have access. The Recipient acknowledges that by virtue of this Agreement it acquires only such rights as set forth under the terms and conditions of this Agreement and only so long as it is in effect and does not acquire any rights of ownership or title in the Discloser's confidential information. In addition, each of the Parties agrees to execute appropriate confidentiality agreements with Third Party collaborators of such Party prior to disclosing the other Party's confidential information to such Third Party collaborator. Upon expiration of this Agreement, each Party, its Affiliates, subcontractors, Authorized Third Parties or Research Collaborators and their employees and agents shall immediately discontinue use of the other's confidential information, except as otherwise permitted under the provisions hereof. The Parties agree that this Section 12.5 sets out in its entirety the Parties' confidentiality obligations with respect to the subject matter of this Agreement. Neither Party nor any of its Affiliates shall make any public announcement of or otherwise disclose to any Third Party this Agreement or any of its terms without the prior written consent of the other Party.

12.6 License Registration. IGEN shall pay all costs and legal fees connected with registration of this Agreement in those countries where it (or its Affiliates, Distributors and/or agents) sells Licensed Products, where required, and shall otherwise ensure that the laws of all the countries where sales of its Licensed Products occur are fully satisfied. None of such amounts shall be deductible against amounts payable to ROCHE hereunder. ROCHE shall provide reasonable assistance to IGEN in effecting such registrations if IGEN reimburses any out-of-pocket expenses incurred in providing such assistance.

12.7 Reservation of Rights. ROCHE reserves the right to use for any purpose (commercial or noncommercial), anywhere in the world, and the right to allow other persons to use for any purpose, anywhere in the world, any Licensed Patents licensed hereunder, without ROCHE or such other persons being obligated to pay IGEN any royalties or other compensation.

12.8 Waiver. No delay or omission on the part of either Party to this Agreement in requiring performance by the other Party or in exercising any right hereunder shall operate as a waiver of any provision hereof or of any right or rights hereunder; and the waiver, omission or delay in requiring performance or exercising any right hereunder on any one occasion shall not be construed as a bar to or waiver of such performance or right, or of any right or remedy under this Agreement, on any future occasion. Any agreement on the part of either Party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such Party.

12.9 Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their permitted successors and assigns; provided, however, that: (a) neither Party shall assign any of its rights and obligations hereunder except as consented to by the other Party, which consent shall not be unreasonably withheld, and (b) such consent shall not be required with respect to an assignment of (i) any or all of its rights and obligations hereunder to an Affiliate of such assigning party; or
         (ii) all (but not less than all) of its rights and obligations hereunder to an acquirer of all or substantially all of the assets or business of the assigning party related to such party's use of the Licensed Patents, whether as incident to a merger, consolidation, reorganization, acquisition or otherwise. Whenever there has been an assignment or a sublicense by IGEN or ROCHE, as the case may be, as permitted by this Agreement, the term "IGEN" or "ROCHE" as used in this Agreement shall also include and refer to, if appropriate, such assignee or sublicensee.

12.10 Notices. Any notice or other communication required or permitted to be given to either Party hereto shall be in writing and shall be deemed to have been properly given and to be effective on the date of delivery if delivered in person or by facsimile (with electronic confirmation of receipt and with a confirmation copy sent by internationally-recognized air courier service), to such Party at the following address:

                  If to IGEN:

                  IGEN Integrated Healthcare, LLC
                  16020 Industrial Drive
                  Gaithersburg, Maryland 20877
                  Attention: President
                  Telephone: 1-301-869-9800
                  Facsimile: 1-301-208-3789

                  With a copy to:

                  Hale and Dorr LLP
                  60 State Street
                  Boston, Massachusetts 02109
                  Attention: David Redlick, Esq.
                  Telephone: 1-617-526-6000
                  Facsimile: 1-617-526-5000

                  If to Roche, to each and all of the following:

                  F. Hoffmann-La Roche Ltd.
                  Grenzacherstrasse 124
                  CH-4070 Basle, Switzerland
                  Attention: Legal Department
                  Telephone: 011-4161-688-5974
                  Facsimile: 011-4161-688-1396

                  Roche Diagnostics GmbH
                  Sandhofer Strasse 116
                  D-68305 Mannheim
                  Germany
                  Attention: Legal Department
                  Telephone: 011-49-621-759-6434
                  Facsimile: 011-49-621-759-4461

                  Roche Molecular Systems, Inc.
                  4300 Hacienda Drive
                  Pleasanton, California 94588
                  Attention: President
                  Telephone: 925 730 8250
                  Facsimile: 925 225 0369

                  Roche Molecular Systems, Inc.
                  1145 Atlantic Avenue
                  Alameda, CA 94501
                  Attention: Licensing Department
                  Telephone: 510 814 2823
                  Facsimile: 510 814 2763

                  Roche Molecular Systems, Inc.
                  1145 Atlantic Avenue
                  Alameda, CA 94501
                  Attention: General Counsel
                  Telephone: 510 814 2898
                  Facsimile: 510 814 2956

                  Either Party may change its address for communications by a notice to the other Party in accordance with this Section.

12.11 Headings. The headings of the several sections are inserted for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

12.12 Force Majeure. Any delays in performance by any Party under this Agreement (other than a Party's failure to make payments hereunder) shall not be considered a breach of this Agreement if and to the extent caused by occurrences beyond the reasonable control of the Party affected, including but not limited to acts of God, embargoes, governmental restrictions, strikes or other concerted acts of workers, fire, flood, explosion, riots, wars, civil disorder, rebellion or sabotage. The Party suffering such occurrence shall immediately notify the other Party and any time for performance hereunder shall be extended by the actual time of delay caused by the occurrence.

12.13 Independent Contractors. In granting, performing or exercising rights under this Agreement, ROCHE and IGEN act and shall act at all times as independent contractors and nothing contained in this Agreement shall be construed or implied to create an agency, partnership or employer and employee relationship between IGEN and ROCHE. At no time shall one Party make commitments or incur any charges or expenses for or in the name of the other Party.

12.14 Severability. If, under applicable law, any term, condition or provision of this Agreement is held invalid or unenforceable, or otherwise directly or indirectly affects the validity of any other material provision(s) of this Agreement (the "Severed Clause"), then this Agreement shall remain in full force and effect, except for the Severed Clause. The Parties agree to renegotiate in good faith the Severed Clause and be bound by the mutually agreed substitute provision.

12.15 Interpretation. The official text of this Agreement shall be English. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

         (a) the terms of this Agreement do not amend or supersede, and shall not be used to interpret, the terms of the License Agreement, dated as of the date hereof, by and between IGEN International, Inc. and IGEN LS LLC, the Improvements License Agreement, dated as of the date hereof, by and between Roche/Germany and IGEN International, Inc., the Covenants Not to Sue, dated as of the date hereof, by and among IGEN, MSD, MST, Roche/Germany, Roche Holding Ltd, and IGEN LS LLC, or the License Agreement (Human IVD Services and Animal Diagnostic Services), dated as of the date hereof, by and between the Parties;

         (b) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

         (c) references herein to "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

         (d)      a reference to a Subsection without further reference to a
                  Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

         (e) the words "herein," "hereof," "hereunder," and other words of similar import refer to this Agreement as a whole and not to any particular provision;

         (f) the term "include" or "including" shall mean "including without limitation";

         (g) the term "to the extent" shall mean the degree to which a subject or other thing extends, and such phrase shall not mean simply "if";

         (h)      the term "or" is not exclusive; and

         (i) the Exhibits, Appendices and Annexes to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

12.16 Cumulative Rights. The rights, powers and remedies hereunder shall be in addition to, and not in limitation of, all rights, powers and remedies provided at law or in equity. All of such rights, powers and remedies shall be cumulative, and may be exercised successively or cumulatively.

12.17 Entire Agreement; Amendment. This Agreement and any and all Schedules and Appendices referred to herein, together with the Transaction Agreements (as defined in the Merger Agreement), embody the entire understanding of the Parties with respect to the subject matter hereof and shall supersede all previous communications, representations or understandings, either oral or written, between the Parties relating to the subject matter hereof. This Agreement shall not be amended, altered or changed except by a written agreement signed by all of the Parties hereto. In the event of any inconsistency between the terms of this Agreement and the Improvements License Agreement dated as of the date hereof, between Roche/Germany and IGEN International, Inc. (the "Improvements License Agreement") (e.g., if a product or service is licensed under the Improvements License

         Agreement and does not require the license under this this Agreement), then the terms of the Improvements License Agreement shall control.

12.18 No Third Party Beneficiary Rights. Except for the provisions of Section 2.1, 2.3(e), and 2.4(a) relating to immunity from suit and Article 6 relating to Indemnitees, nothing contained in this Agreement is intended to confer upon any person other than the Parties hereto and their respective Affiliates, successors and permitted assigns, any benefit, right or remedy under or by reason of this Agreement.

12.19 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

12.20 Sales Tax. In the event any sales, use or similar tax (if any) is required to be collected or paid in connection with the Sale of Royalty Products by IGEN Sellers pursuant to this Agreement, IGEN shall pay the same and hold Roche harmless with respect thereto.

                  [Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers effective as of the Effective Time.

IGEN INTEGRATED HEALTHCARE, LLC

     /s/ Richard J. Massey
By: ________________________________________

       President and Chief Operating Officer
Title: _____________________________________

       7/24/2003
Date: ______________________________________


F. HOFFMANN-LA ROCHE LTD

    /s/ D. Franz B. Humer
By: ________________________________________

       President and Chairman
Title: _____________________________________

    /s/ Erich Hunziker
By: _______________________________

       Chief Financial Officer
Title: ____________________________

       7/24/2003
Date: _____________________________

ROCHE DIAGNOSTICS GMBH

    /s/ C.J. Ruetsch
By: _______________________________

       General Counsel
Title: ____________________________

    /s/ Heino Von Prondzynski
By: _______________________________

       Authorized Signatory
Title: ____________________________

       7/24/2003
Date: _____________________________


ROCHE MOLECULAR SYSTEMS, INC.
                                             APPROVED BY RMS LEGAL DEPT:
     /s/ H. Dreismann                        /s/ CMD
By: ______________________________           ____________________________

       President
Title: ____________________________

       7/24/2003
Date: _____________________________

                                    EXHIBIT 1

                                LICENSED PATENTS

                                   [attached]

EXHIBIT 2     SUMMARY ROYALTY REPORT FOR THE PERIOD ___________TO__________

ROYALTIES TO ROCHE/BASEL FOR SALES IN EUROPE   Royalty Rate(s): 12% to 12/31/05;
                                                                  6% thereafter

Licensee: IGEN Integrated Healthcare, LLC        Effective Time: _______________

-------------------------------------------------------------------------------------------------------------------
                           NUMBER
                        OF PRODUCT           CUMULATIVE            DEDUCTIONS
                       UNITS SOLD OR       GROSS SALES OF           ALLOWED*
  ROYALTY PRODUCT       TRANSFERRED        ROYALTY PRODUCT         (EXPLAIN)             NET SALES      ROYALTY DUE
===================================================================================================================

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
    CHECK HERE IF THERE WERE NO SALES FOR THIS PERIOD          TOTAL ROYALTY EARNED
                                                              -----------------------------------------------------
                                                               ROYALTY PAYMENT DUE
                                                              -----------------------------------------------------

I hereby certify the information set forth above is correct and complete with respect to the amounts due under the applicable license agreement.

By: ________________________  Title:_________________    Date: ________________
(authorized signature)
Name (please print): ___________________________________

SEND REPORT TO: KPMG Fides, Steinengraben 5, CH-4003 Basel, Switzerland, to the attention of: Licensing Trustee, Fax: +41 61 286-9401

SEND PAYMENT TO: Credit Suisse, Basel, Switzerland, Account No. 0504-920654-62, Swift Code: CRESCHZH80A, IBAN: CH79 0050 4092 0654 6200 0
Reference: DI-PC1-9962, payment period

EXHIBIT 2     SUMMARY ROYALTY REPORT FOR THE PERIOD ___________TO__________

ROYALTIES TO ROCHE/USA FOR SALES IN         Royalty Rate(s): 12% to 12/31/05; 8%
THE UNITED STATES                                     to 12/31/10; 7% thereafter

Licensee: IGEN Integrated Healthcare, LLC      Effective Time: _________________

-------------------------------------------------------------------------------------------------------------------
                           NUMBER
                         OF PRODUCT         CUMULATIVE             DEDUCTIONS
                       UNITS SOLD OR      GROSS SALES OF            ALLOWED*
ROYALTY PRODUCT         TRANSFERRED       ROYALTY PRODUCT          (EXPLAIN)              NET SALES     ROYALTY DUE
===================================================================================================================

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
CHECK HERE IF THERE WERE NO SALES FOR THIS PERIOD              TOTAL ROYALTY EARNED
                                                              -----------------------------------------------------
                                                               ROYALTY PAYMENT DUE
                                                               ----------------------------------------------------

I hereby certify the information set forth above is correct and complete with respect to the amounts due under the applicable license agreement.

By: __________________________  Title: __________________    Date: ____________
(authorized signature)

Name (please print): ____________________________________

SEND REPORT TO: KPMG Fides, Steinengraben 5, CH-4003 Basel, Switzerland, to the attention of: Licensing Trustee, Fax: +41 61 286-9401

SEND PAYMENT TO: Credit Suisse, Basel, Switzerland, Account No. 0504-920654-62, Swift Code: CRESCHZH80A, IBAN: CH79 0050 4092 0654 6200 0 Reference:
DI-PC1-9962, payment period

EXHIBIT 2     SUMMARY ROYALTY REPORT FOR THE PERIOD ___________TO__________

ROYALTIES TO ROCHE/BASEL FOR SALES IN COUNTRIES OTHER THAN EUROPE OR THE UNITED STATES

                                         Royalty Rate(s): 12% to 12/31/05; 8% to
                                         12/31/10; 7% thereafter

Licensee: IGEN Integrated Healthcare, LLC    Effective Time: _________________

-------------------------------------------------------------------------------------------------------------------
                           NUMBER
                         OF PRODUCT          CUMULATIVE            DEDUCTIONS
                       UNITS SOLD OR      GROSS SALES OF            ALLOWED*
ROYALTY PRODUCT         TRANSFERRED       ROYALTY PRODUCT          (EXPLAIN)              NET SALES     ROYALTY DUE
===================================================================================================================

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
CHECK HERE IF THERE WERE NO SALES FOR THIS PERIOD              TOTAL ROYALTY EARNED
                                                              -----------------------------------------------------
                                                               ROYALTY PAYMENT DUE
                                                               ----------------------------------------------------

I hereby certify the information set forth above is correct and complete with respect to the amounts due under the applicable license agreement.

By: ____________________________   Title: __________________    Date: __________
 (authorized signature)

Name (please print): _____________________________

SEND REPORT TO: KPMG Fides, Steinengraben 5, CH-4003 Basel, Switzerland, to the attention of: Licensing Trustee, Fax: +41 61 286-9401

SEND PAYMENT TO: Credit Suisse, Basel, Switzerland, Account No. 0504-920654-62, Swift Code: CRESCHZH80A, IBAN: CH79 0050 4092 0654 6200 0 Reference:
DI-PC1-9962, payment period

EXHIBIT 2 SUMMARY ROYALTY REPORT FOR THE PERIOD ___________TO__________

LICENSEE: IGEN Integrated  FIELD OF USE: HLA Typing Products  ROYALTY RATE:  20%
Healthcare, LLC            EFFECTIVE TIME:

-------------------------------------------------------------------------------------------------------------------
                          NUMBER          CUMULATIVE
                        OF PRODUCT        GROSS SALES             DEDUCTIONS
                       UNITS SOLD OR      OF LICENSED              ALLOWED*
LICENSED PRODUCT        TRANSFERRED         PRODUCT               (EXPLAIN)               NET SALES     ROYALTY DUE
===================================================================================================================

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

--------------------------------------- ---------------------------------------------------------------------------
CHECK HERE IF THERE WERE NO SALES FOR THIS PERIOD [ ]            TOTAL ROYALTY EARNED
                                                                 --------------------------------------------------
                                                                 ROYALTY PAYMENT DUE
                                                                 --------------------------------------------------

I hereby certify the information set forth above is correct and complete with respect to the amounts due under the applicable license agreement.

By: _________________________  Title: _______________________    Date: ________
(authorized signature)

Name (please print):  _______________________________

MAIL COMPLETED FORM: KPMG FIDES PEAT, STEINENGRABEN 5, CH-4003 BASEL SWITZERLAND

ATTN: LICENSING TRUSTEE/41 61 286-9332 (T)/41 61 286 9401 (F)

MAIL ROYALTY PAYMENT TO: CREDIT SUISSE, BASEL, SWITZERLAND/TO THE ACCOUNT OF KPMG/SWIFT CODE: CRESCHZH80A/IBAN: CH79 0050 4092 0654 6200 0/REFERENCE DI-PC1-__________ AND PAYMENT PERIOD

EXHIBIT 3 SUMMARY ROYALTY REPORT FOR THE PERIOD ___________TO__________

ROYALTIES TO ROCHE/USA FOR FIELD: ANIMAL DIAGNOSTICS SALES:___U.S./____EX-U.S. SALES IN ALL COUNTRIES

                 Royalty Rate(s): 8% to 12/31/05; 5% to 12/31/10; 4% thereafter

Licensee: IGEN Integrated Healthcare, LLC       Effective Time: ________________

------------------------------------------------------------------------------------------------------------------
                           NUMBER
                         OF PRODUCT         CUMULATIVE           DEDUCTIONS
                       UNITS SOLD OR      GROSS SALES OF           ALLOWED*
ROYALTY PRODUCT         TRANSFERRED       ROYALTY PRODUCT          (EXPLAIN)             NET SALES      ROYALTY DUE
==================================================================================================================

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
   CHECK HERE IF THERE WERE NO SALES FOR THIS PERIOD             TOTAL ROYALTY EARNED
                                                                 --------------------------------------------------
                                                                 ROYALTY PAYMENT DUE
                                                                 --------------------------------------------------

I hereby certify the information set forth above is correct and complete with respect to the amounts due under the applicable license agreement.

By: __________________________  Title: ______________________    Date: ________
 (authorized signature)

Name (please print):  ___________________________

SEND REPORT TO: Roche Molecular Systems, Inc., 1145 Atlantic Avenue, Alameda, California 94501, Attention: Licensing Department

SEND PAYMENT TO: Chase Manhattan Bank of NY, ABA No. 021000021, Account Name:
Roche Molecular Systems, Inc., Account No. 323839657

EXHIBIT 3 SUMMARY ROYALTY REPORT FOR THE PERIOD ___________TO__________

ROYALTIES TO ROCHE/USA FOR   FIELD: PATERNITY      SALES: ____U.S. / ____EX-U.S.
SALES IN ALL COUNTRIES

                 Royalty Rate(s): 12% to 12/31/05; 8% to 12/31/10; 7% thereafter

Licensee: IGEN Integrated Healthcare, LLC        Effective Time: _______________

------------------------------------------------------------------------------------------------------------------
                           NUMBER
                         OF PRODUCT         CUMULATIVE           DEDUCTIONS
                       UNITS SOLD OR      GROSS SALES OF          ALLOWED*
ROYALTY PRODUCT         TRANSFERRED       ROYALTY PRODUCT         (EXPLAIN)              NET SALES      ROYALTY DUE
===================================================================================================================

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
     CHECK HERE IF THERE WERE NO SALES FOR THIS PERIOD           TOTAL ROYALTY EARNED
                                                                 --------------------------------------------------
                                                                 ROYALTY PAYMENT DUE
                                                                 --------------------------------------------------

I hereby certify the information set forth above is correct and complete with respect to the amounts due under the applicable license agreement.

By: ___________________________  Title: ____________________    Date: _________
(authorized signature)

Name (please print): ________________________________

SEND REPORT TO: Roche Molecular Systems, Inc., 1145 Atlantic Avenue, Alameda, California 94501, Attention: Licensing Department

SEND PAYMENT TO: Chase Manhattan Bank of NY, ABA No. 021000021, Account Name:
Roche Molecular Systems, Inc., Account No. 323839657

EXHIBIT 3 SUMMARY ROYALTY REPORT FOR THE PERIOD ___________TO__________

Licensee: Integrated Healthcare, LLC      Field of Use:  DNA Manufacturing
                                          Agreement
                                          U.S._______  /  Ex-U.S._______
Effective Time:                           Royalty Rate:  3% & 5%

-------------------------------------------------------------------------------------------------------------------
                         NUMBER OF          CUMULATIVE
                          PRODUCT         GROSS SALES OF
                       UNITS SOLD OR         LICENSED              DEDUCTIONS
LICENSED PRODUCT        TRANSFERRED          PRODUCT                ALLOWED              NET SALES      ROYALTY DUE
===================================================================================================================

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------
                                                                 TOTAL ROYALTY EARNED
                                                                 --------------------------------------------------
CHECK HERE IF THERE WERE NO SALES FOR THIS PERIOD _____
                                                                 --------------------------------------------------
                                                                 ROYALTY PAYMENT DUE

                                                                 --------------------------------------------------

                                                                 --------------------------------------------------

I hereby certify the information set forth above is correct and complete with respect to the amounts due under the applicable license agreement.

By: ____________________________   Title: ___________________   Date: _________
(authorized signature)

Name (please print):  ______________________________

MAIL COMPLETED FORM AND ROYALTY PAYMENT TO: ROCHE MOLECULAR SYSTEMS, INC., P. O. BOX 100858, PASADENA, CA 94501